As filed with the U.S. Securities and Exchange Commission on April 7, 2026.

Registration No. 333-290566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1/A

Amendment No. 6

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cansince Innovations Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7311	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 10 on 13th Floor, Tower A, Mandarin Plaza, No. 14 Science Museum Road

Kowloon, Hong Kong

+852 3751 2490
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

Phone: (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Joe Laxague, Esq. Cassi Olson, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 (775) 234-5221	Steve Lin, Esq. Han Kun Law Offices LLP Rooms 4301-10, 43/F., Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 2820 5600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Company is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS, DATED April 7, 2026

Cansince Innovations Inc.

3,000,000 Ordinary Shares

This is an initial public offering, or the “Offering,” on a firm commitment basis of up to 3,000,000 Ordinary Shares, par value US$0.0002 per share (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of Cansince Innovations Inc., a Cayman Islands exempted company with limited liability whose principal place of business is in Hong Kong. We anticipate that the initial public offering price will be US$5.00 per Ordinary Share (the “Offering Price”).

Prior to this Offering, there has been no public market for the Ordinary Shares of Cansince. We intend to apply to list our Ordinary Shares on the New York Stock Exchange American (“NYSE”) under the symbol “KASH.” At this time, NYSE has not yet approved our application to list the Ordinary Shares. The closing of this Offering is conditioned upon NYSE’s final approval of our listing application. However, there is no guarantee or assurance that such application will be approved, and if our application is not approved by NYSE, this Offering will not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Please read “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 5 of this prospectus for more information.

Following the completion of this Offering, our chief executive officer and chairman, Mr. Yin Le, through his entity Yeelee Limited, will beneficially own approximately [   ]% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately [   ]% assuming full exercise of the underwriter’s over-allotment option. Mr. Yin Le is the controlling shareholder of the Company. As such, we will be deemed to be a “controlled company” under Section 801(a) of the NYSE American Company Guide.. However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NYSE Listing Rules.

Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiary based in Hong Kong. For more details, see “Risk Factors — Risks Related to Doing Business in the Jurisdiction in which We Operate — Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.”

We are subject to certain legal and operational risks associated with having substantially all business operations in Hong Kong, a Special Administrative Region of the PRC. Such risks may include changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and Chinese or United States regulations that may materially and adversely affect our business, financial condition, results of operations and the market price of the Ordinary Shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investor and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of our Hong Kong subsidiary. These risks may cause significant depreciation of the value of our Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. See “Risk Factors — Risks Related to Doing Business in the Jurisdiction in which We Operate” beginning on page 13.

Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., directly controls our Hong Kong operating subsidiary. Within our direct holding structure, the use of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong and the Cayman Islands. Because Cansince Innovations Inc. has no actual operations, there is no funding for this entity and all the revenue that is generated by our Hong Kong operating subsidiary is used to fund the subsidiary. At the close of this Offering, the funds can be directly transferred to our Hong Kong subsidiary.

Our Company is permitted under the laws of the Cayman Islands to provide funding to our operating subsidiary in Hong Kong through loans and/or capital contributions without restrictions on the amount of the funds. Our operating subsidiary is also permitted under the laws of Hong Kong to provide funding to our Company, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to our Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following our Company will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Our Company is a Cayman Islands company, and our operating subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our operating subsidiary, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and our subsidiary, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. However to the extent cash or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations, or for other use outside of Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our subsidiary by the PRC government to transfer cash or assets. During the fiscal years ended July 31, 2025 and 2024, there was no cash transfer between the holding company and its subsidiary. No dividends or distribution have been made to date between the holding company and the subsidiary. Further, no transfers, dividends, or distributions have been made to investors. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiary” beginning on page 4, “Risk Factors — Risks Related to our Corporate Structure” beginning on page 19, and our consolidated financial statements beginning on page F-1.

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a Hong Kong subsidiary, then the Company’s general approach will be to use those funds to support the Hong Kong entity’s operations, with the exception of required funding for capital investments.

We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

On December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC; and (2) Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our current auditor, WWC, P.C. is not headquartered in mainland China or Hong Kong and was not identified by the PCAOB in its report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in the second half of 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

If the PCAOB in the future again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the lack of access to the PCAOB inspection in China would prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors could be deprived of the benefits of such PCAOB inspections, if the PCAOB again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China would make it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Although our auditor was not identified by the PCAOB in its report as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022, should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, this could adversely affect us and our securities for the reasons noted above.

Our auditor, WWC, P.C, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is located at 2010 Pioneer Ct, San Mateo, CA, and has been inspected by the PCAOB on a regular basis with the last inspection in 2024. However, the recent developments would add uncertainties to our Offering and we cannot assure you whether NYSE or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(4)
Offering price(1)	US$	US$
Underwriting discounts(2)	US$	US$
Proceeds to the company before expenses(3)	US$	US$

(1)	Initial public offering price per share is assumed as US$5.00 per share.
(2)

We have agreed to pay the underwriter a discount equal to 7.0% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 86.

(3)	Excludes fees and expenses payable to the underwriter.
(4)	Assumes that the underwriter does not exercise any portion of their over-allotment option.

This Offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriter an option, exercisable one or more times in whole or in part, to purchase up to 15% additional Ordinary Shares from the Company at the initial public offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriter exercises the option in full, assuming the public offering price per share is US$5.00, the total underwriting discounts payable will be US$1,207,500, and the total proceeds to the Company, before expenses, will be US$[   ].

We expect our total cash expenses for this Offering to be approximately US$[   ], including expenses payable to the underwriter for their reasonable out-of-pocket expenses, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the ordinary shares against payment as set forth under “Underwriting”, on or about          , 2026.

US TIGER SECURITIES, INC.

The date of this prospectus is [   ], 2026

i

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriter take no responsibility for, and can provide, no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the SEC and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter have taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Through and including ________, 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

Conventions Which Apply to this Prospectus

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region, Hong Kong, and Macau, noting that the legal and operational risks associated with operating in China also apply to our operations in Hong Kong;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Industry Report” refers to the market research report commissioned by us and prepared by LeadLeo Information Technology (Beijing) Co., Ltd. on the overview of the industry in which we operate;

●	“Ordinary Shares” refers to the Company’s ordinary shares, par value US$0.0002 per share;

●	“RMB” and “Renminbi” refers to the legal currency of China;

●	“the Company” “we,” “us,” “or “our” refers to Cansince Innovations Inc., a Cayman Islands exempted and its subsidiary;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States; and

●	“Vnique” refers to the Company’s direct operating subsidiary, Vnique Interactive Limited, a limited company incorporated under the laws of Hong Kong.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option.

Our reporting currency is United States dollars. However, our functional currency is Hong Kong dollars for the reason that our business is mainly conducted in Hong Kong and most of our revenues are denominated in Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

	For the year ended July 31,
	2025	2024
Average rate	0.1283	0.1279

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Cansince is a newly formed holding company incorporated on April 11, 2024 under the laws of the Cayman Islands with no material operations of its own. The Company conducts all its operations in Hong Kong through its wholly-owned operating subsidiary, Vnique Interactive Limited (“Vnique”). Vnique focuses on three core services – marketing strategy, content creation and influencer engagement.

Our vision is to drive growth for global brands through a comprehensive suite of integrated marketing services, including market research, brand consulting, ecosystem development, traffic operations, and influencer empowerment. With a focus on customer success, we aim to deliver accurate, efficient, and creative marketing solutions that help customers achieve growth in both brand recognition and performance.

Our major customers span across various industries, including food and beverage, technology and digital, healthcare, and work-life sectors. The mission is to provide customers with comprehensive information and innovative technology with high-quality services.

Vnique is based in Hong Kong.

Corporate History and Structure

Cansince is a holding company with no operations of its own. We conduct our operations in Hong Kong through Vnique Interactive Limited, our operating subsidiary. Vnique was incorporated in Hong Kong on September 12, 2019. The Company’s indirect subsidiary Shanghai Yingzhi Culture Media Co., Ltd., a wholly-owned subsidiary of Vnique, was incorporated in the PRC on March 7, 2024 (“Yingzhi”). Yingzhi was established to support our business operations in mainland China. Yingzhi is primarily responsible for facilitating communication and engagement with mainland Chinese clients, including conducting daily business liaison activities, gathering and reporting client feedback, and assisting with the preliminary coordination of potential cooperation projects. The entity also conveys cooperation intentions and specific requirements between parties to support the efficient development of prospective business relationships in the region.

The following diagram illustrates the corporate structure of our group as of the date of this prospectus:

The Company does not maintain a dual-class share structure. Accordingly, the ownership percentages set forth above correspond directly to the holders’ respective voting rights.

1

Recent Developments

Reverse Share Split

On December 9, 2025, the Company’s shareholders and Board of Directors approved a 1-for-2 reverse share split.  Amending the authorized share capital from US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share, to US$50,000, divided into 250,000,000 Ordinary Shares of a par value of US$0.0002 per share. As a result, the Company has 250,000,000 authorized shares, par value of US$0.0002, of which 15,000,000 and 5,000,000 were issued and outstanding as of July 31, 2025 and 2024, respectively.

Risk Factor Summary

Investing in our Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 10 of this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. The following is a summary of what we view as our most significant risk factors:

Risks Related to Our Business

●	We are a newly formed company with a limited operating history. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

●	We may be unable to compete successfully against new and established companies with greater resources that provide similar and other advisory and consulting services in Hong Kong and in the PRC, particularly branches of international investment banks and investment companies that have all required permits and licenses to provide a full range of services.

●	Our failure to develop and market our services may limit our potential revenues and decrease the value of your Ordinary Shares.

●	Political events in China and around the globe, may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

●	The global economy and the financial markets may negatively affect our business and customers.

●	Despite our marketing and other efforts, we may fail to develop new customers and retain our existing customers, which could have a material adverse effect on our business, financial condition, and results of operations.

●	Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business. Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations.

Risks Relating to Our Management

●	The loss of the services of any of our directors or executive officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and services.

●	If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

2

●	Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

●	Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance

●	Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

●	Our management has no experience in managing an SEC reporting public company.

●	We may have difficulty establishing adequate management, legal and financial controls in the PRC.

●	We currently do not have insurance coverage covering all risks related to our business and operations.

Risks Related to Doing Business in the Jurisdiction in which We Operate

●	All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of the Mainland China which may become applicable to Hong Kong and thus to a company such as us. The Chinese government may also intervene or influence our Chinese supplier and its exclusive overseas agent’s operations at any time, or may exert more control over how our PRC-based supplier operate their business or cooperate with us. This could result in a material change in our PRC-based supplier’s operations and indirectly the value of our Ordinary Shares.

●	Uncertainties with respect to the interpretation and enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. The Hong Kong legal system also embodies uncertainties which could limit the legal protections available to the Operating Subsidiary.

●	Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations.

Risks Relating to our Corporate Structure

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

●

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

3

Risks Related to our Ordinary Shares and this Offering

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by NYSE, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering. Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you. Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

●	You must rely on price appreciation of our Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

●	We are a foreign private issuer, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the NYSE listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE listing standards.

Transfers of Cash to and from Our Subsidiary

Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., directly controls our Hong Kong operating subsidiary. Within our direct holding structure, the use of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong and the Cayman Islands. Because Cansince Innovations Inc. has no actual operations, there is no funding for this entity and all the revenue that is generated by our Hong Kong operating subsidiary is used to fund the subsidiary. At the close of this Offering, the funds can be directly transferred to our subsidiary.

Our Company is permitted under the laws of the Cayman Islands to provide funding to our operating subsidiary in Hong Kong through loans and/or capital contributions without restrictions on the amount of the funds. Our operating subsidiary is also permitted under the laws of Hong Kong to provide funding to our Company, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to our Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following our Company will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

4

Our Company is a Cayman Islands company, and our operating subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our operating subsidiary, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and our subsidiary, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. However to the extent cash or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations, or for other use outside of Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our subsidiary by the PRC government to transfer cash or assets. During the fiscal years ended July 31, 2025 and 2024 there was no cash transfer between the holding company and its subsidiary. No dividends or distribution have been made to date between the holding company and the subsidiary. Further, no transfers, dividends, or distributions have been made to investors.

Implications of Our Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

5

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Following the completion of this Offering, our chairman and chief executive officer, Mr. Yin Le, through his entity Yeelee Limited, will beneficially own approximately [   ]% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately [   ]% assuming full exercise of the underwriter’s over-allotment option. Mr. Yin is the controlling shareholder of the Company. As such, we will be deemed to be a “controlled company” under Section 801(a) of the NYSE American Company Guide. However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under NYSE listing rules.

We are, and will remain, a “controlled company” as defined under NYSE listing rules, as our chairman and chief executive officer, Mr. Yin, will own [   ]% of the voting right represented by our issued and outstanding Ordinary Shares, after the Offering (assuming no exercise of the underwriter’s over-allotment option), through Yeelee Limited. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

6

Although we do not intend to rely on the “controlled company” exemption under NYSE listing rules, we could elect to rely on this exemption after we complete this Offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this Offering.

Additionally, pursuant to NYSE’s phase-in rules for newly listed companies, we may rely on certain transition periods to comply with specified corporate governance requirements following our initial listing. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the NYSE listing standards at the time of listing.

PRC Government Permissions and Approvals

We conduct our business through our Hong Kong subsidiary. As of the date of this prospectus, our PRC subsidiary has obtained the requisite licenses and permits from relevant government authorities that are necessary for its business operations and such licenses, permits, and registrations have not been denied or withheld by government authorities. There are no requirements for specific licenses, permits or registrations required for carrying out the principal business of our Hong Kong subsidiary under the laws of Hong Kong.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. The Trial Measures comprehensively reformed the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and will regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies (the “Financial Condition”); and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, or its principal place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China (the “Business Condition”).

As of the date of this prospectus, as advised by our PRC counsel, DeHeng Law Offices, we believe none of us or any of the subsidiaries are required to obtain the approval from, or complete the filing with, the CSRC for this offering. This conclusion is based on the fact that: (1) neither the operating revenue, total profit, nor total assets or the net assets of the Company’s PRC domestic company is accounted for more than 50% or more of the Company’s audited consolidated financial statement for the most recent accounting year. Pursuant to Trial Administrative Measures, the Company does not meet the financial Condition under the Trial Administrative Measures; (2) (i) all of the principal business activities of the Company, which are Marketing Strategy, Content Creation, and Influencer Engagement services are conducted through its direct operating subsidiary in Hong Kong, which is conducted outside the mainland PRC; (ii) the principal places of business of these key activities, are located in Hong Kong, which is outside mainland PRC; Due to the fact that the Business Condition and the Financial Condition are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, we do not need to fulfil the CSRC filing procedure; and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense, foreign affairs, and national security, as well as other matters outside the autonomy of Hong Kong).

7

On December 28, 2021, the CAC promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Cybersecurity Review Measures promulgated by the Cyberspace Administration of China, or the CAC, and other relevant administrative departments, stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator (the “CIIO”) purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. We do not believe we are among the “operator of critical information infrastructure”, “online platform operators” or “data handler” as mentioned above. We and our subsidiaries are not involved ‘online platform operators’ business carrying out data processing activities. Moreover, the Company and its subsidiaries do not hold personal information more than 1 million. As of the date of this prospectus, the Company and its PRC subsidiary have never received any notification from any administrative authority requiring the Company to conduct cybersecurity review initiated by the CAC, nor have they received any investigation, warning or penalty in relation thereto, and have not received any notice from any authorities identifying any of our subsidiaries as an operator of critical information infrastructure or requiring the Company or its PRC subsidiaries to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. Therefore, the Company are not subject to cybersecurity review and approval by the CAC for this Offering and our proposed listing.

If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this Offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this Offering or any follow-on offering of our securities or the market for and market price of our Ordinary Shares.

Corporate Information

Our principal executive offices are located at Unit 10 on 13th Floor, Tower A, Mandarin Plaza, No. 14 Science Museum Road Kowloon, Hong Kong. Our telephone number at this address is +852 3751 2490. The Company’s registered office in the Cayman Islands is currently located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands, which may be changed from time to time at the discretion of directors. The Company’s agent for service of process in the United States is The Crone Law Group, P.C., 420 Lexington Ave, Suite 2446, New York, NY 10170.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

8

THE OFFERING

Securities offered by us	3,000,000 Ordinary Shares.

Offering price per Ordinary Shares	We currently estimate that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares outstanding prior to the offering	15,000,000 Ordinary Shares.

Ordinary Shares outstanding after this offering	18,000,000 Ordinary Shares (or 18,450,000 Ordinary Shares if the underwriter exercises their option to purchase additional Ordinary Shares in full).

Over-allotment option	We have granted to the underwriter an option to purchase a number of Ordinary Shares of the Company that equals 15% of the Ordinary Shares offered by the Company at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments.

Use of proceeds	We estimate that the net proceeds to the Company from this Offering will be approximately US$[ ], or approximately US$[ ] if the underwriter exercises its over-allotment option to purchase additional Ordinary Shares in full, assuming an offering price of US$5.00 per share, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this Offering primarily for business expansion and brand promotion, and general corporate purposes, including working capital. See “Use of Proceeds” for additional information.

Proposed NYSE Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on NYSE under the symbol “KASH” This Offering is contingent upon us listing our Ordinary Shares on NYSE or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	We, any of our successors, and each of our officers, directors, and principal shareholders (who hold 5% or more of the outstanding Ordinary Shares of the Company as of the date of this prospectus) will agree in writing, in a form satisfactory to the underwriter, for a period of six (6) months from the date of the Offering, not to (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for the shares of capital stock of the Company; (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such capital stock whether any such transaction described above is to be settled by delivery of such capital stock, in cash or otherwise. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	Transhare Corporation

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

9

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

We are a newly formed company with a limited operating history. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on April 11, 2024. We have a limited history upon which an evaluation of our future prospects can be made which may not provide an adequate basis to predict our future prospects and results of operations. Based upon current plans, we may incur operating losses in future periods as we incur significant expenses associated with the scaling of our business which could increase the risk of your investment in this Offering.

If the Company does not obtain substantial additional financing, including the financing sought in this Offering, its ability to execute its business plan as outlined in this prospectus will be impaired.

The Company’s plans for business expansion and development are dependent upon raising of additional capital, including the capital sought in this Offering. The Company’s plans call for expanding its business operations, marketing and promotional activities, human resources expenditures and other items. Management’s estimate capital needs for the next 12 months are set out in “USE OF PROCEEDS” in this registration statement. Although the Company expects the proceeds of this Offering and its net earnings to substantially fund our planned growth and development, the Company’s management will be required to properly and carefully administer and allocate these funds. Should the Company’s capital needs be higher than estimated, or should additional capital be required after the close of this Offering, it will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should the Company be unable to meet our full capital needs, its ability to fully implement our business plan will be impaired.

10

We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base, our business growth will be challenged and affected, resulting in adjustments to our business strategy.

As we have not achieved significant scale, we have and expect to continue to have customer concentration. The revenue generated to date by our business has come from a small number of customers. For the year ended July 31, 2025, five customers accounted for approximately 92.3% of the Company’s total revenue, respectively and four customers accounted for approximately 84.8% of the Company’s total revenue for July 31, 2024. In order for us to be viable as a public company, we must increase our revenue. To accomplish that, we must expand our overall customer base. If we fail to multiply our customers, both individual and partnered insurance providers, our securities may have no significant value. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of customers, specifically, our partnered insurance providers . We are unable to predict the future level of demand for our services that will be generated by our customers. In addition, we cannot assure that any of our customers, either individual customers or partnered insurance providers, in the future will not cease purchasing products from us, or that our referrers will continue introducing customers to us. Should customers favor products from our competitors, significantly reduce orders, or seek price reductions in the future, any such event could have a material adverse effect on our revenue, profitability, and results of operations.

Our business model is dependent on its suppliers, and the inability of these suppliers to manage our demand and business efficiently could have a material and adverse effect on our results of operations and financial condition.

We rely on our suppliers to generate revenue. While we have established partnerships with our two suppliers, any business interruptions with our suppliers, their ability to offer what we need may expose us to risk outside of our control. To date, business disruptions to our suppliers, excepting impacts from COVID-19 themselves, have not significantly or even materially affected our outlook or business goals, because we continually seek alternative suppliers to service our customers.

It is possible that in the future a portion or all of our suppliers may not be able to meet our customers’ demands, which may impact our ability to serve our customers competitively. We may also be impacted by changes in pricing in our industry in general, which is out of our control, requiring us to replace some or all of our suppliers and could disrupt our business operations. If we are unable to offer suitable services, as compared to our competitors, our business could be adversely affected. In addition, we could experience delays if our suppliers do not fulfill their obligations.

We are dependent on third party service providers for our operations and our business may be affected by supply chain interruptions and delays.

Our business is dependent upon our relationships with third-party service providers for services including but not limited to media agencies, translation services, and graphic design firms. These providers perform critical functions that support our ability to deliver services to our customers efficiently and at scale, If any of these providers were to discontinue or materially reduce their services to us, and we were unable to secure suitable alternative providers in a timely manner, we could experience temporary or prolonged disruptions in our service delivery, which could negatively impact customer satisfaction, harm our reputation, and materially affect our financial performance. Any disruption in the availability, reliability, or quality of services provided by these third parties—whether due to financial distress, contractual disputes, capacity limitations, or other unforeseen circumstances—could adversely affect our business operations. Additionally, if for any reason these providers became unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to provide our services to customers.

These third-party providers may experience website disruptions, outages and other performance problems, which may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. In particular, we will not control the operation of the third party service providers, and such facilities may be vulnerable to damage or interruption from human error, intentional bad acts, power loss, hardware failures, telecommunications failures, improper operation, unauthorized entry, data loss, power loss, cyberattacks, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes, natural disasters or similar catastrophic events. They also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, or other unanticipated problems could result in lengthy interruptions in their services to us, and ultimately our customers, cause system interruptions, reputational harm and loss of critical data, or cause us to incur additional expense in arranging for new facilities and support. This will adversely impact our revenue and results of operations.

11

We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

Vnique’s business is affected by global, national and local economic conditions since the services we provide are discretionary. Slowdowns in the Chinese economy and other jurisdictions we do business in will affect the income growth of such individuals and add uncertainties to our market.

In addition, uncertainties about China, U.S. and global economic conditions and regulatory changes pose a risk as retail investors and businesses may postpone spending in response to credit constraint, rising unemployment rates, financial market volatility, government austerity programs, negative financial news, declines in income or asset values and/or other factors. These worldwide and regional economic conditions could affect and reduce spending behavior of our customers and have a material adverse effect on the demand for our products and services. Demand also could differ materially from our expectations as a result of currency fluctuations. Other factors that could influence worldwide or regional demand include changes in fuel and other energy costs, conditions in the real estate and mortgage markets, unemployment, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Furthermore, eruptions of regional tensions, such as the ongoing military conflict involving Ukraine and Russia, and the related sanctions against Russia have resulted in major economic shocks worldwide and substantial volatility across global financial markets. These and other economic factors could materially and adversely affect demand for our products and services. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

These factors include economic conditions and perceptions of such conditions by employment rates, the level of our customers’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China, Hong Kong and globally.

Our failure to develop and market our services may limit our potential revenues and the value of your shares.

Our success will depend, in part, on our ability to develop our planned consulting and advisory services, to attract customers and to assemble a customer support network. If we fail to accomplish our objectives, we will be able to conduct only limited business or none at all. Our inability to build our services could have the following results:

1.	decreased ability to generate revenues;

2.	decreased shareholder value; or

3.	dissolution of our Company.

12

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract quality customers depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Risks Related to Doing Business in the Jurisdiction in which We Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our operating subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. The operating subsidiary, or Vnique does not have operation in Mainland China and is not regulated by any regulator in Mainland China. As a result, the laws and regulations of the Mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense, foreign affairs, and national security, as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current Mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of the Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong operating subsidiary were to become subject to laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the interpretation and enforcement of laws in the Mainland China, complex and evolving Mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in the Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of Mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

13

The laws, regulations, and other government directives in the Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of the Mainland China which may become applicable to Hong Kong and thus to company such as us.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Our operating subsidiary, or Vnique is located and operates in Hong Kong, a special administrative region of the PRC. As of the date of this prospectus, the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China. Based on our understanding of the mainland China laws and regulations currently in effect as of the date of this prospectus, as Vnique is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

14

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

Cansince is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, Cansince conducts its operations in Hong Kong through its subsidiary, Vnique, our operating subsidiary incorporated in Hong Kong. The Ordinary Shares offered in this Offering are shares of Cansince, the Cayman Islands holding company, instead of shares of our Hong Kong subsidiary. Investors in this Offering will not directly hold equity interests in the Hong Kong subsidiary.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We will likely be required to make filing with/obtain approval from Chinese authorities to list on U.S exchanges. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be indirectly influenced by changes in PRC laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. Although we are not directly subject to certain Chinese regulatory requirements and inspections, we may be indirectly affected due to direct legal impact on our PRC suppliers. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part or our supplier’s part to ensure compliance with such regulations or interpretations.

As such, the Company’s business may be subject to various government and regulatory interference. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Uncertainties with respect to the interpretation and enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The Hong Kong subsidiary was incorporated under and are governed by the laws of Hong Kong, however, we may be subject to the uncertainties of evolving PRC laws. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in Hong Kong, our operations may be governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy. Furthermore, the PRC laws are based in part on government policies and internal rules, some of which may not be published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

15

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The approval of the China Securities Regulatory Commission is not required in connection with this Offering, but we cannot guarantee that it will not be required in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On February 24, 2023, the CSRC published Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises published by CSRC on February 17, 2023, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application.

As of the date of this prospectus, the Company has no material operations in China and, upon advice of our PRC counsel, we believe that we are not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. Should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While the Company has no material operations in China, should we have any material operations in China in the future, these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

16

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, the Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) neither the operating revenue, total profit, nor total assets or the net assets of the Company’s PRC domestic company is accounted for more than 50% or more of the Company’s audited consolidated financial statement for the most recent accounting year; and all of the principal business activities are conducted by our direct operating subsidiary in Hong Kong, and the principal places of business of these key activities are located in Hong Kong. Due to the fact that the Business Condition and the Financial Condition as prescribed by the Trial Measures are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, we do not need to fulfil the CSRC filing procedure; (iii) the Company and its subsidiaries are not “operators of critical information infrastructure”, “online platform operators” or “data handlers” carrying out data processing activities. Moreover, the Company and its subsidiaries do not hold personal information of more than 1 million users, and (iv) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Hong Kong subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and our subsidiary is required to obtain such permissions or approvals, (ii) our subsidiary inadvertently concludes that relevant permissions or approvals were not required or (iii) our subsidiary did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

We may become subject to a variety of PRC laws and other obligations and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules”, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Mainland China and controlled by companies or individuals of Mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), for public opinion, and if they become law, will require mainland China-based companies applying to list on overseas exchanges to report and file certain documents with the CSRC within three (3) working days after making initial applications with overseas security exchanges for initial public offerings and listings. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which will come into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in mainland China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

17

Cansince is a holding company incorporated in the Cayman Islands with its operating subsidiary based in Hong Kong, as of the date of this prospectus, we have no subsidiary, variable interest entity (“VIE”) structure or any direct operations in Mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies of Mainland China. We are headquartered in Hong Kong, our principal business activities are conducted by our subsidiary in Hong Kong, and all of our revenues and profits are generated by our subsidiary in Hong Kong. Neither the operating revenue, total profit, nor total assets or the net assets of the Company’s PRC domestic company is accounted for more than 50% or more of the Company’s audited consolidated financial statement for the most recent accounting year. Due to the fact that the Business Condition and the Financial Condition as prescribed by the Trial Measures are both required to be met to constitute an indirect listing as prescribed by the Trial Measures, we do not need to fulfil the CSRC filing procedure. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, national security, and other matters that are not within the scope of autonomy). Therefore, based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the Trial Measures, and we would not be subject to filing requirements with the CSRC as provided under the Trial Measures.

As of the date of this prospectus, we are advised by our Hong Kong counsel, Stevenson, Wong & Co. that we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors provided that the offering activities are conducted outside of Hong Kong. Should there be any change in applicable laws, regulations, or interpretations, and we or our subsidiary are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, neither we nor our subsidiary, are subject to the M&A Rules, the Trial Measures, or the regulations or policies that have been issued by the CSRC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CSRC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CSRC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our subsidiary has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiary.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. This includes special treatment in areas including but not limited to customs tariffs, export controls, immigration, foreign investment, and extradition. The suspension or elimination of Hong Kong’s preferential treatment and continued tension between the United States and the PRC could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could materially and adversely affect our business and operations. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

18

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this Offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have some or all of their operations in China, have been subjected to intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, we will be severely hampered and your investment in our securities could be rendered worthless.

Risks Relating to our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our Directors or officers or to enforce judgments obtained in the United States courts against our Directors and officers. For further information regarding the relevant laws of the Cayman Islands and Hong Kong, please refer to the section titled “Regulations”.

Our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time), the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our Directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, [   ], that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

19

[   ], our counsel as to Cayman Islands law has informed us there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. [   ] has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our memorandum and articles of association (as may be amended from time to time) to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance after we complete this Offering. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Share Capital — Differences in Corporate Law”.

20

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

We are a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from Cansince to our subsidiary or from our subsidiary to Cansince, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Following this Offering, Mr. Yin Le through his entity Yeelee Limited, our chairman and chief executive officer is our largest shareholder and will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Mr. Yin through his entity Yeelee Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” under the NYSE listing rules.

Following the completion of this Offering, our chairman and chief executive officer, Mr. Yin through his entity Yeelee Limited, will beneficially own approximately [  ]% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately [  ]% assuming full exercise of the underwriter’s over-allotment option. As a result, Yeelee Limited has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

Under NYSE listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NYSE listing rules.

21

Because our controlling shareholder, Mr. Yin Le through his entity Yeelee Limited, has considerable influence over our corporate matters, his interests may differ from the interests of our company as a whole and may have potential conflicts of interest with us. Accordingly, our controlling shareholders could control the outcome of any corporate transaction or other matters submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. The controlling shareholder could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Without the consent of our controlling shareholders, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. Currently, we do not have any arrangements with our principal shareholder to address potential conflicts of interest. If we cannot resolve any conflict of interest or dispute between us and the controlling shareholder, we may have to resort to legal actions, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to our Business and Industry

We have a short operating history and are subject to risks and uncertainties associated with operating in a rapidly developing and evolving industry. Our limited operating history makes it difficult to evaluate our business and prospects.

We established our business in Hong Kong in September 2019. We expect we will continue to expand our business, broaden our product portfolio, enlarge our customer bases and explore new market opportunities. However, due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to maintain, expand and further develop our relationships with customers;

●	our ability to introduce and manage new products in response to changes in customer demographics and consumer tastes and preferences;

●	the continued growth and development of the consulting industry;

●	our ability to maintain the quality of our products;

●	our ability to effectively manage our growth;

●	our ability to compete effectively with our competitors in the consulting industry; and

●	our ability to attract and retain qualified and skilled employees.

You should consider our business and prospects in light of the risks and uncertainties we face as a fast growing company operating in a rapidly developing and evolving market. We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business and prospects and future performance.

We may not be able to adequately protect our intellectual properties, or we may be subject to intellectual property infringement claims or other allegations by third parties, either of which could adversely affect our business and operations.

We rely on a combination of trademarks, copyrights, trade secrets and other intellectual property laws to protect our trademarks, copyrights, trade secrets and other intellectual property rights. Details of our intellectual property rights are set out in the section titled “Business — Intellectual Properties”. As at the date of this prospectus, we have registered one trademark in Hong Kong.

22

We cannot ensure that third parties will not infringe our intellectual property rights. We may, from time to time, have to initiate litigation, arbitration or other legal proceedings to protect our intellectual property rights. Regardless of the judgment, such process would be lengthy and costly as well as divert management’s time and attention, thereby resulting in material and adverse impacts on our business, financial conditions and results of operations.

Conversely, there is also a risk that third parties may bring a claim against us for infringing their intellectual property rights, thereby requiring us to defend or settle any related intellectual property infringement allegations or disputes. Defending against such claims could be costly, and if we are unsuccessful in defending such claims, we may be prohibited from continuing to use such proprietary information in the future, or may be compelled to pay damages, royalties or other expenses for the use of such proprietary information. Any of the above could negatively affect our sales, profitability, business operations and prospects.

Any negative publicity regarding our Company, management team, employees or products, regardless of its veracity, could adversely affect our business.

As a fast-growing consulting company, our image is highly relevant to the public’s perception of us as a business in entirety, which includes not only the quality, safety and competitiveness of our products, but also our corporate management and culture. We cannot guarantee that no one will, intentionally or incidentally, distribute information about us, especially regarding the quality and safety of our products or our internal management matters, which may result in negative perception of us by the public. Any negative publicity about us, management team, employees or products, regardless of veracity, could lead to potential loss of consumer confidence or difficulty in retaining or recruiting talent that is essential to our business operations. As a result, our business, financial conditions, results of operations, reputation and prospects may be materially and adversely affected.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private group operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

We may not be able to obtain finance from time to time to fund our operations and maintain growth.

In order to fund our operations and maintain our growth or expand our business beyond the scale permitted by the net proceeds from this Offering, we may need to obtain future funding including equity financing or banking facilities from our banks from time to time. However, we may face the limitation of not having sufficient amount of security or pledge to secure additional debt financing. Further, there may be occasions where we are unable to obtain financing at commercial terms favorable or acceptable to us or at all. If these circumstances arise, our business, results of operations, and growth could be compromised.

Our growth prospects may be limited if we do not successfully implement our future plans and growth strategy.

We devise our future plans as set out in the sections titled “Business — Growth Strategies” and “Use of Proceeds” based on circumstances currently prevailing and bases and assumptions that certain circumstances will or will not occur, as well as the risks and uncertainties inherent in various stages of implementation.

23

Our growth is based on assumptions of future events which include (a) the continuous growth in the consulting industry; (b) our ability in further expanding our global market presence; (c) our ability in strengthening our sales and marketing activities; (d) expansion in our business as well as product portfolio; and (e) expansion in our customer base. Furthermore, our future business plans may be hindered by other factors that are beyond our control, such as competition within the consulting industry and market conditions. Therefore, there is no assurance that any of our future business plans will materialize within the planned timeframe, or that our objectives will be fully or partially accomplished.

Our prospects must be considered in light of the risks and challenges which we may encounter in various stages of the development of our business. If the assumptions which underpin our future plans prove to be incorrect, our future plans may not be effective in enhancing our growth, in which case our business, financial conditions and results of operations may be adversely affected.

We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

●	identification of appropriate acquisition candidates;

●	negotiation of acquisitions on favorable terms and valuations;

●	integration of acquired businesses and personnel;

●	implementation of proper business and accounting controls;

●	ability to obtain financing, at favorable terms or at all;

●	diversion of management attention;

●	retention of employees and customers;

●	non-employee driver attrition;

●	unexpected liabilities; and

●	detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

We believe that our performance and success is, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our continued success is dependent, to a large extent, on the ability to attract and retain the services of the key management team. However, competition for key personnel in our industry is intense. We may not be able to retain the services of our directors or other key personnel, or attract and retain high-quality personnel in the future. If any of our key personnel departs from us, and we are not able to recruit a suitable replacement with comparable experience to join us on a timely basis, our business, operations and financial conditions may be materially and adversely affected.

24

The loss of the services of any of our officers and directors or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our chairman and chief executive officer Le Yin. Mr. Yin is developing our business, which will depend on our ability to identify and retain competent employees with the skills required to execute our business objectives. The loss of the services of our officer or our failure to timely identify and retain competent personnel could negatively impact on our ability to develop our services, which could adversely affect our financial results and impair our growth.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key consultants and advisors. We cannot assure that any skilled individual will agree to become our employee, consultant, or independent contractor. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Upon becoming a new SEC reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we would not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. At such a time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, that must be performed may reveal other material weaknesses or that the material weaknesses described above have not been fully remediated. If we do not remediate the material weaknesses described above, or if other material weaknesses are identified or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated or could subsequently require restatement, we could receive an adverse opinion regarding our internal controls over financial reporting from our independent registered public accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our Ordinary Shares could decline.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assure you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

25

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for retail advisory and consulting companies is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our services will grow, if at all. While our market size estimates have been made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

Negative publicity arising from claims that we do not properly address the needs of our customers could adversely affect how we are perceived by the public and reduce our sales and profitability.

From time to time, we may receive claims or complaints alleging that we do not properly address the needs of our customers. As a result, we may be subject to claims that team does not provide the proper level of attention and professionalism. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our Class A common stock and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Labor disputes may have an adverse effect on our operations.

We are not currently party to a collective bargaining agreement with any of our employees. If we were to experience a union organizing campaign, this activity could be disruptive to our operations, increase our labor costs and decrease our operational flexibility. We cannot assure you that some or all of our employees will not become covered by a collective bargaining agreement or that we will not encounter labor conflicts or strikes. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration, as well as current or future unionization efforts among other large employers. Any labor disruptions could have an adverse effect on our business or results of operations and could cause us to lose customers. Further, our responses to any union organizing efforts could negatively impact our reputation and have adverse effects on our business, including on our financial results.

Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business.

Our business is subject to the general and social conditions in Hong Kong, the PRC and other jurisdictions in or to which our products and services are utilized. Natural disasters, epidemics, acts of God and other disasters that are beyond our control could adversely affect the economy, infrastructure and livelihood of the people of such jurisdictions. Our business, results of operations and financial conditions could be adversely affected if these natural disasters occur. Moreover, political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. We cannot control the occurrence of these catastrophic events and our business operations will at the times be subject to the risks of these uncertainties.

Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases, including avian influenza, severe acute respiratory syndrome, H1N1 influenza, Ebola virus and the recent COVID-19 outbreak in Hong Kong, the PRC and other jurisdictions in or to which our products and services are utilized may materially and adversely affect our business, financial conditions and results of operations. An outbreak of an epidemic or contagious disease or other adverse public health developments in the world could result in a widespread health crisis and restrict the level of business activities in affected areas, which may, in turn, materially and adversely affect our business.

26

Since late 2019, the outbreak of a novel strain of coronavirus named COVID-19 has resulted in a high number of fatalities and materially and adversely affected the global economy. Widespread lockdowns, closure of work places, restrictions on mobility and travel were implemented by governments of different countries to contain the spread of the virus.

We cannot assure you that any future occurrence of natural disasters or outbreaks of epidemics and contagious diseases, or the measures taken by the government of different countries in response to such contagious diseases will not seriously disrupt our operations or those of our customers or suppliers, which may materially and adversely affect our business, financial conditions and results of operations.

Technology failures could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. For example, we utilize information technology to communicate with the supplier, logistic services provider, and distributors, and to manage our production and distribution facilities and inventory. Information technology systems are also integral to the reporting of our results of operations. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm. While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, as well as the servers or computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We were recently informed, in July of 2025, by our underwriter that it had suffered a cybersecurity incident and specifically a ransomware incident, which has resulted in unauthorized access to some of the underwriter’s systems and data, and the exfiltration of certain data from the underwriter’s systems as well. Based on information currently available to the underwriter regarding the incident, the underwriter believes that confidential information regarding the Company that we had provided to the underwriter in connection with its due diligence for this offering was included in the data that was exfiltrated. The underwriter is still investigating the extent of this incident, and has also informed us that it does not have any evidence that this data has been publicly posted or otherwise misused by the threat actors at this time. The incident has not impacted our business operations and we do not expect the incident to impact our business operations in the future, as it did not involve unauthorized access to our systems or third party systems that we use in our business operations. While we believe that any material non-public information regarding the Company that was exfiltrated will be reflected in this prospectus and the registration statement of which this prospectus is a part upon the initial public filing thereof, and therefore will become publicly available at such time, we could be subject to liability risks to the extent the data consists of sensitive information about our officers, directors, personnel, contractors, customers, suppliers or vendors. We believe that any such risk is manageable and can be absorbed and addressed by our existing cybersecurity policies, procedures, and controls.

27

To that end, we employ robust security to defend against intrusion and attack of our systems, to protect our data and to resolve and mitigate the impact of any incidents. [We also regularly educate our employees on these risks, and provide training to them to learn how to identify and respond to the same.]  Like most companies today, despite these efforts there is no way to fully remove the possibility of a cybersecurity incident from occurring and we, and third parties that we rely on, will likely experience cyber incidents in the future. Thus, in addition to the identified risk above, any additional future cyber incidents and resulting data breaches could result in substantial liability, regulatory actions, financial penalties, significant out of pocket costs, damage to our data and ability to do business, and reputational harm.

We and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to our data or confidential information could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition. We maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages. However, we cannot be certain that our coverage will always be adequate for the liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all, especially depending on the facts of the situation and method of incident.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations, such as the Data Protection Act (As Revised) of the Cayman Islands, apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial conditions, and results of operations.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the US dollars at the rate of approximately HKD7.8 to USD1.0. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and HKD suffer devaluation, the HKD cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

28

Risks Related to our Ordinary Shares and this Offering

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by NYSE, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”), requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law.

On [ ], 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022.

29

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

In recent years, NYSE has proposed and adopted additional listing standards and guidance, and the U.S. Securities and Exchange Commission and the Public Company Accounting Oversight Board have issued statements, that impose more stringent requirements on companies with substantial operations in certain foreign jurisdictions, including with respect to auditor qualifications, regulatory oversight and corporate governance.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, WWC P.C. headquartered in San Mateo, CA has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit WWC, P.C to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA Act, as the same may be amended, or if the agreement between the PCAOB and the CRSC on August 26, 2022 does not succeed, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA Act. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, NYSE may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

However, we cannot assure you whether NYSE or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA and the AHFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. It remains unclear what the SEC’s implementation process related to the above rules and amendments will entail or what further actions the SEC, the PCAOB or NYSE will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above rules and amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

30

On [ ], 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, United States Senate passed the HFCAA, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Despite that we have a U.S.-based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include, but are not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we have applied to have our Ordinary Shares listed on NYSE, we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Ordinary Shares may decrease significantly.

The initial public offering price for our Ordinary Shares will be determined by negotiation between us and the underwriter and may vary from the market price of our Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and Mainland China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading price of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

31

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	political, social and economic conditions in Mainland China and Hong Kong;

●	the market reaction to the COVID-19 pandemic;

●	variations in our revenue, profit, and cash flow;

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control;

●	fluctuations of exchange rates among HKD, RMB, and USD;

●	general market conditions or other developments affecting us or the consulting industry in which we operate;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates or recommendations by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholders, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new product offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, Directors, or Controlling Shareholders;

●	developments in information technology and our capability to catch up with the technology innovations in the industry;

●	the realization of any of the other risk factors presented in this prospectus;

●	changes in investors’ perception of our Company and the investment environment generally;

●	the liquidity of the market for our Ordinary Shares;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will be traded.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial conditions or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

32

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial conditions and results of operations.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on NYSE, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares in the public market could adversely affect the market price of our Ordinary Shares.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, an aggregate of 15,000,000 Ordinary Shares is outstanding before the consummation of this Offering and 18,000,000 Ordinary Shares will be outstanding immediately after the consummation of this Offering, assuming no exercise of the underwriter’s over-allotment option, or 18,450,000 Ordinary Shares if the underwriter exercises its over-allotment option in full. Sales of these Ordinary Shares into the market could cause the market price of our Ordinary Shares to decline.

33

You must rely on price appreciation of our Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial conditions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. Please refer to the section titled “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation Fair Disclosure.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from NYSE listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE listing standards.

As a foreign private issuer, we are subject to the NYSE listing standards. However, the NYSE rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the NYSE listing standards applicable to U.S. domestic issuers.

34

There is no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there is no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and NYSE detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups (“JOBS”) Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

35

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

You should read the entire prospectus carefully and we strongly caution you not to place any reliance on any information contained in press articles or other media regarding us and the listing.

We wish to emphasize to prospective investors that we do not accept any responsibility for the accuracy or completeness of the information contained in any press articles or other media coverage regarding us or the Offering, and such information that was not sourced from or authorized by us. We make no representation to the appropriateness, accuracy, completeness or reliability of any information contained in any press articles or other media coverage about our business or financial projections, share valuation or other information. Accordingly, prospective investors should not rely on any such information and should rely only on information included in this prospectus in making any decision as to whether to invest in our Ordinary Shares.

36

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$5.00 per Ordinary Share, we estimate that we will receive net proceeds from this Offering, after deducting the underwriting discounts, accountable expense allowance and the estimated offering expenses payable by us, of approximately US$ [   ] assuming the underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this Offering for the following purposes:

[  ]

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Except as disclosed below, we have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to certain restrictions under applicable Cayman Islands laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount of future dividend, if any, will depend upon, among other things, our future operations and earnings and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars. Please see the section titled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

37

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this Offering at the initial public offering price of US$5.00 per Ordinary Share.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of July 31, 2025
	Actual (Audited)	As adjusted (Over-allotment Option not Exercised) (1)
	US$	US$
Equity
Ordinary shares, $0.0002 par value, 250,000,000 Ordinary Shares authorized, 15,000,000 Ordinary Shares issued and outstanding on an actual basis, 18,000,000 Ordinary shares issued and outstanding on an as adjusted basis(1)	$3,000	3,600
Subscription receivables	(3,000)	(3,000)
Additional paid-in capital	1,283	12,611,918
Retained earnings	2,386,653	2,386,653
Accumulated other comprehensive loss	(10,305)	(10,305)
Total equity	$2,377,631	$14,988,866
Total capitalization	$2,377,631	$14,988,866

(1)	Reflects the sale of Ordinary Shares in this Offering at the initial public offering price of US$5.00 per share , this and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. “Without Exercise of the Over-allotment Option” column does not give effect to shares sold pursuant to the exercise of the over-allotment option, if any. We estimate that such net proceeds will be approximately $12,611,918, if the over-allotment option is not exercised.

38

DILUTION

If you invest in our Ordinary Shares in this Offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the net tangible book value per Ordinary Share after this Offering. Our as adjusted net tangible book value as of July 31, 2025 was US$0.83 per Ordinary Share.

Our historical net tangible book value as of July 31, 2025 was US1,424,204, or US$0.09 per Ordinary Share, as adjusted. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per Ordinary Share is our historical net tangible book value divided by the number of outstanding Ordinary Shares as of 15,000,000, as adjusted.

After giving effect to the sale of Ordinary Shares that we are offering at an assumed initial public offering price of US$5.00 per share, after deducting underwriting discounts, the accountable expense allowance, and estimated offering expenses payable by us, our net tangible book value on an adjusted basis as of July 31, 2025 would have been US$0.83 per Ordinary Share (or $0.92 per Ordinary Share if the underwriters’ over-allotment option is exercised in full). This amount represents an immediate increase in net tangible book value of US$0.74 per Ordinary Share (or $0.83 per Ordinary Share if the underwriters’ over-allotment option is exercised in full) to our existing shareholders and an immediate dilution of US$4.17 per Ordinary Share (or $4.08 per Ordinary Share if the underwriters’ over-allotment option is exercised in full) to new investors purchasing Ordinary Shares in this Offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this Offering from the amount of cash that a new investor paid for an Ordinary Share.

The following table illustrates this dilution:

	Offering without Over-allotment Option		Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per share	US$	5.00	US$	5.00
As adjusted net tangible book value per share as of July 31, 2025	US$	0.09	US$	0.09
Increase per share attributable to this Offering	US$	0.74	US$	0.83
As adjusted net tangible book value per share after this Offering	US$	0.83	US$	0.92
Dilution per share to new investors in this Offering	US$	4.17	US$	4.08

A US$1.00 increase (decrease) in the assumed initial public offering price of US$5 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.15, and increase (decrease) dilution to new investors by US$0.85 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, the accountable expense allowance, and estimated offering expenses payable by us.

The following table summarizes, on a pro forma basis as of July 31, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid at the initial public offering price of $5.00 per Ordinary Share before deducting estimated underwriting discounts and commissions and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
Over-allotment not exercised	Number	Percent	Amount	Percent	Share
Existing shareholders	15,000,000	83.33%	$3,000	0.02%	$0.00
New investors	3,000,000	16.67%	$15,000,000	99.98%	$5.00
Total	18,000,000	100.00%	$15,003,000	100.00%	$0.83

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
Over-allotment exercised in full	Number	Percent	Percent	Percent	Share
Existing shareholders	15,000,000	81.33%	$3,000	0.02%	$0.00
New investors	3,450,000	18.67%	$17,250,000	99.98%	$5.00
Total	18,450,000	100.00%	$17,253,000	100.00%	$0.94

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. These financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP. All share and per share amounts in this section have been retrospectively adjusted for all periods to reflect the reverse stock split effectuated on December 9, 2025.

Overview

Cansince Innovations Inc. was incorporated on April 11, 2024 under law of the Cayman Islands. It is a holding company and is not actively engaged in any business activities. The Company conducts all its operations in Hong Kong through its wholly-owned operating subsidiary, Vnique Interactive Limited, incorporated in Hong Kong on September 12, 2019, under the laws of Hong Kong.

Cansince, through Vnique, primarily engages in providing marketing services. Vnique offers a comprehensive suite of professional marketing services designed to drive business growth and enhance brand visibility for its customers. With its three main services, including marketing strategy services, content creation services, and influencer engagement services, Vnique delivers customization of services to align with each customer’s unique requirements and industry dynamics, focus on delivering quantifiable outcomes and return on investment for customers, and seeks to elevate the market presence and achieve sustainable growth through innovative marketing solutions.

Results of Operations

Comparison of Results of Operations for the Years Ended July 31, 2025 and 2024

The following table summarizes the results of our operations for the years ended July 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage of revenue during such periods

	For the Years Ended July 31,
	2025		2024
	Amount	% of Revenues	Amount	% of Revenues
REVENUES	$3,935,536	100%	$3,257,283	100%
COST OF REVENUES	(2,039,727)	(51.8)%	(1,622,809)	(49.8)%
GROSS PROFIT	1,895,809	48.2%	1,634,474	50.2%
OPERATING EXPENSES
Selling expenses	(57,732)	(1.5)%	(60,353)	(1.8)%
General and administrative expenses	(869,018)	(22.1)%	(171,238)	(5.3)%
Total operating expenses	(926,750)	(23.6)%	(231,591)	(7.1)%
OPERATING INCOME	969,059	24.6%	1,402,883	43.1%
OTHER INCOME (EXPENSES), NET
Interest income	1,096	0.0%	457	0.0%
Foreign exchange transaction gain (losses)	18,769	0.5%	(24,024)	(0.8)%
Other expenses	—	—	(13)	(0.0)%
Total other income (expenses), net	19,865	0.5%	(23,580)	(0.8)%
INCOME BEFORE INCOME TAXES	988,924	25.1%	1,379,303	42.3%
Provision for income taxes	(140,690)	(3.6)%	(211,338)	(6.5)%
NET INCOME	848,234	21.5%	1,167,965	35.8%

40

Revenues

The following table presents revenues by revenue categories for the years ended July 31, 2025 and 2024, respectively:

	For the Years Ended July 31,
	2025		2024		Variance
Revenue Category	Amount	% of revenues	Amount	% of revenues	Amount	%
Content creation services	$2,266,548	57.6%	$1,493,044	45.8%	$773,504	51.8%
Marketing strategy services	1,668,988	42.4%	1,623,494	49.9%	45,494	2.8%
Influencer engagement services	—	—	140,745	4.3%	(140,745)	(100.0)%
Total revenues	$3,935,536	100.0%	$3,257,283	100.0%	$678,253	20.8%

Revenue for the year ended July 31, 2025 increased to $3,935,536 as compared to $3,257,283 for the year ended July 31, 2024. The increase was due to an expansion of our customer base and an increase in the number of projects undertaken, from 27 projects in 2024 to 31 projects in 2025. Additionally, the overall business volume and contract value rose as a result of providing a broader scope of services and addressing more complex service requirements. We generate revenue through three primary services – marketing strategy services, content creation services, and influencer engagement services. Our revenues, cost of revenues, and gross profits for each of these service categories for the year ended July 31, 2025, as compared to the year ended July 31, 2024, were as follows:

For the Year Ended July 31, 2025

Revenue category	Content creation services	Marketing strategy services	Influencer engagement services	Total
Revenues	$2,266,548	$1,668,988	$—	$3,935,536
Cost of revenues	(1,664,600)	(375,127)	—	(2,039,727)
Gross profit	$601,948	$1,293,861	$—	$1,895,809
Gross profit margin	26.6%	77.5%	—	48.2%

For the Year Ended July 31, 2024

Revenue category	Content creation services	Marketing strategy services	Influencer engagement services	Total
Revenues	$1,493,044	$1,623,494	$140,745	$3,257,283
Cost of revenues	(1,127,464)	(385,489)	(109,856)	(1,622,809)
Gross profit	$365,580	$1,238,005	$30,889	$1,634,474
Gross profit margin	24.5%	76.3%	21.9%	50.2%

41

 Gross Profit

Gross Profit for the year ended July 31, 2025 increased to $1,895,809 as compared to $1,634,474 for the year ended July 31, 2024. The increase was due to the expansion of customer portfolio and the ability to capitalize on increased market demand.

Cost of Revenues

Cost of Revenue for the year ended July 31, 2025 increased to $2,039,727 as compared to $1,622,809 for the year ended July 31, 2024. The increase was due to increase in number of projects undertaken, through additional resources to service the growing customer base and execution of projects.

Operating Expenses

Our operating expenses consist of selling expenses and general administrative expenses. Operating Expenses for the year ended July 31, 2025 increased to $926,750 as compared to $231,591 for the year ended July 31, 2024. The increase was due to the increase in professional expenses in general and administrative expenses.

Selling Expenses

Selling Expenses for the year ended July 31, 2025 decreased to $57,732 as compared to $60,353 for the year ended July 31, 2024. The decrease was due to the decrease in salaries.

General and Administrative Expenses

General and Administrative Expenses for the year ended July 31, 2025 increased to $869,018 as compared to $171,238 for the year ended July 31, 2024. The increase was mainly due to the incremental audit fees associated with the preparation and review of the financial statements required for the IPO process and increase in staffs’ salaries and benefits.

Other Income (Expenses), net

Other income for the year ended July 31, 2025 increased to $19,865 as compared to other expense of $23,580 for the year ended July 31, 2024. The increase was due to foreign exchange transaction gain during the year ended July 31, 2025.

42

Net Income

As a result of the foregoing, we reported a net income of $848,234 for the year ended July 31, 2025 as compared to $1,167,965 for the year ended July 31, 2024.

Liquidity and Capital Resources

As of July 31, 2025, our cash was $477,103 compared to $647,623 as of July 31, 2024. As of July 31, 2025 and 2024, our working capital was $1,402,385 and $1,513,441, respectively.

Substantially all of our operations are conducted in Hong Kong, and all of our revenues and the vast majority of our expenses, cash are denominated in HK$. As of July 31, 2025, 27.4% of our cash was held in Hong Kong, while 72.6% of our cash was held in the subsidiary in Shanghai.

Cash Flows for the Year Ended July 31, 2025 and 2024

The following table summarizes our cash flows for the years ended July 31, 2025 and 2024:

	For the Years Ended July 31,
	2025	2024
Net cash provided by operating activities	$934,604	$621,526
Net cash used in investing activities	—	(28,170)
Net cash (used in) provided by financing activities	(1,092,821)	49,888
Net (decrease) increase in cash and cash equivalents	(158,217)	643,244
Effect of foreign currency translation on cash and cash equivalents	$(12,303)	$617

Operating Activities

Net cash provided by operating activities was $934,604 for the year ended July 31, 2025, as compared to $621,526 net cash provided by operating activities for the year ended July 31, 2024. The increase in net cash provided by operating activities is primarily driven by the $848,234 of net income for the year ended July 31, 2025. The increase in net cash provided by operating activities is primarily driven by the $1.17 million of net income for the year ended July 31, 2024.

Investing Activities

Net cash used in investing activities was $nil and $28,170 for the year ended July 31, 2025 and 2024, respectively. The net cash used in investing activities for the year ended July 31, 2024 was mainly contributed by the purchase of property and equipment of $28,170.

Financing Activities

Net cash used in financing activities was $1,092,821 for the year ended July 31, 2025, as compared to $49,888 net cash provided by financing activities for the year ended July 31, 2024. The net cash used in financing activities for the year ended July 31, 2025 was mainly contributed by the payment for deferred IPO costs of $953,427 and repayment to a shareholder of $139,394. The net cash provided by financing activities for the years ended July 31, 2024, was mainly contributed by the repayment from a shareholder of $301,445, advance from a shareholder of $153,907 offsetting by the repayment to a related party of $405,464.

43

Comparison of Concentrations for the Years Ended July 31, 2025 and 2024

(a) Customer concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenue for the years ended July 31, 2025 and 2024

	For The Years Ended July 31,
	2025		2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$1,079,197	27.4%	$396,499	12.2%
Customer B	876,446	22.3%	1,366,643	42.0%
Customer C	629,678	16.0%	547,379	16.8%
Customer D	558,795	14.2%	112,585	3.5%
Customer E	487,133	12.4%	280,152	8.6%
Customer F	304,287	7.7	448,198	13.8%
Total	$3,935,536	100.0%	$3,151,456	96.9%

(b) Receivable concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable as of July 31, 2025 and 2024.

	July 31, 2025		July 31, 2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$599,413	36.1%	$257,471	33.1%
Customer D	394,880	23.8%	—	—
Customer C	361,885	21.8%	49,042	6.3%
Customer E	206,884	12.5%	52,498	6.7%
Customer B	97,664	5.8%	325,518	41.8%
Customer F	—	—	49,042	6.3%
Total	$1,660,726	100.0%	$733,571	94.2%

(c) Supplier concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the years ended July 31, 2025 and 2024.

	For The Years Ended July 31,
	2025		2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$723,742	35.5%	$852,473	52.5%
Supplier B	492,622	24.2%	198,010	12.2%
Supplier C	420,121	20.6%	84,439	5.2%
Supplier D	28,116	1.4%	35,186	2.2%
Supplier E	—	—	21,059	1.3%
Total	$1,664,601	81.7%	$1,191,167	73.4%

44

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of July 31, 2025.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impact on our consolidated financial statements are described below, which should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider:

●	our selection of critical accounting policies;

●	the judgments and other uncertainties affecting the application of such policies;

●	the sensitivity of reported results to changes in conditions and assumptions.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) allowance for expected credit losses for accounts receivable, deposits and amount due from a shareholder.

45

Allowance of Expected Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to account receivable, contract assets and other financial instruments. This standard is effective for the Company for its fiscal year beginning after October 20, 2021. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company adopted ASU 326 effective August 1, 2022, the first day of the Company’s fiscal year. The adoption of ASU 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for uncollectible accounts receivable, useful lives and impairment for property and equipment, and valuation allowance for deferred tax assets. Actual results could vary from the estimates and assumptions that were used.

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company enters into service agreement with the customers that outline the rights, obligations and responsibilities of each party. The agreements also identify the scope of services, service fee and payment terms. Agreements are acknowledged and signed by both parties. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

46

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amount due from (to) a shareholder and amounts due from (to) a related party have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amount due from (to) a shareholder and amounts due from (to) a related party each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity” and ASC Topic 815.

New accounting standards

Financial Instruments — Credit Losses

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13 (Topic 326), Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires an asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance became effective for the Company beginning January 1, 2023. The adoption did not have a material impact on the Company’s consolidated financial statements.

Accounts receivables are reviewed for impairment on a quarterly basis and are presented net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on the Company’s analysis of amounts due, historical delinquencies and write-offs, and current economic conditions, together with reasonable and supportable forecasts of short-term economic conditions. The allowance for expected credit losses is recognized in net income and any adjustment to the allowance for expected credit losses is recognized in the period in which it is determined. Write-offs of accounts receivable, together with associated allowances for expected credit losses, are recognized in the period in which balances are deemed uncollectible. The Company does not have a history of significant write-offs. As of July 31, 2025, and 2024, the total allowance for expected credit losses on the Company’s accounts receivable were $56,892 and $32,764.

47

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial position, statements of operations and comprehensive income and cash flow for the years ended July 31, 2025 and 2024.

CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates the corporate structure of our Company as of the date of this prospectus:

Cansince Innovations Inc. is authorized to issue 250,000,000 Ordinary Shares, par value US$0.0002 per share, of which 15,000,000 Ordinary Shares are issued and outstanding. The registered office of Cansince Innovations Inc. is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Vnique Interactive Limited was incorporated on September 12, 2019 under the laws of Hong Kong. Vnique Interactive Limited is our operating entity and wholly-owned subsidiary.

The Company’s indirect subsidiary Shanghai Yingzhi Culture Media Co., Ltd., a wholly-owned subsidiary of Vnique, was incorporated in the PRC on March 7, 2024 (“Yingzhi”). Yingzhi currently does not engage in any substantive business operations. The primary purpose of establishing Yingzhi is to facilitate payment processing from our customers in mainland China. Due to existing foreign exchange control regulations in China, direct cross-border payments to foreign entities may be subject to restrictions. Yingzhi serves as a domestic intermediary to streamline and support compliant payment flows from our Chinese customers to our group.

48

INDUSTRY

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus has been derived from an industry report commissioned by us and independently prepared by LeadLeo Information Technology (Beijing) Co., Ltd. (“LeadLeo”) in connection with this Offering. All the information and data presented in this section has been derived from LeadLeo unless otherwise noted. LeadLeo has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

The brand marketing consulting industry centers on the brand itself and aims for strategic growth. Providers advise in various aspects such as strategic planning, brand positioning, business model design, and visual planning to help companies achieve their strategic goals. Brand marketing consulting firms can systematically assist brands in establishing more competitive and comprehensive marketing systems based on their current status and needs. Currently, the industry is moving towards a new era of marketing that is more digital, specialized, and emotional.

At present, the service content of the brand marketing consulting industry mainly includes brand strategy consulting, brand digital marketing, super single product building and brand image upgrading. Through customized, intelligent, differentiated and professional advice and services, it can improve the attractiveness and recognizability of brand image, build core competitiveness, and thus promote sales and visibility.

Marketing strategies based on industry experience and case library and analysis methods are one of the core competitiveness in brand marketing consulting services. At present, the overall market is relatively scattered with many small and medium-sized enterprises, but the small volume of consulting case libraries and few experience methods do not have many competitive advantages.

In contrast, brand marketing consulting firms with a certain scale, case library, and resources have a more significant competitive advantage. Their rich experience and robust case library encompasses brand marketing cases from various industries, sizes, types, and regions, providing customers with a comprehensive perspective and solutions. At the same time, these firms possess cross-industry integration capabilities, enabling them to integrate cases and experiences from different sectors to form more comprehensive and in-depth insights. Downstream customers tend to trust brand marketing consulting firms that have richer experience, more complete methodologies, and case libraries that include competitors brand marketing strategies. Additionally, building a case library requires an in-depth analysis and summary of past successes and failures, extracting valuable insights and strategies to form a knowledge system for reference.

The development of brand marketing consulting is closely tied to the national economy and has a certain cyclical nature. When the economy is in a period of rapid growth, residents income levels and consumption capabilities continue to rise, leading to an increase in demand for brand marketing consulting and driving overall industry growth. However, when the economic environment is in a downturn, residents income levels decline, followed by a reduction in consumption capacity, which results in a sluggish market for brand marketing consulting.

The development level of the brand marketing industry is closely related to regional consumption capacity, with greater potential for growth in regions with more developed economies. China’s economic development has certain regional characteristics, with areas such as the Beijing-Tianjin-Hebei region, the Yangtze River Delta, and the Pearl River Delta having higher levels of economic development, per capita GDP, and consumption capacity. Therefore, there are more brands and companies located in these regions, leading to higher demand for brand marketing consulting compared to other areas.

49

The scale of China’s overall brand marketing consulting industry reached RMB3.68 billion in 2019 and increased to RMB51.39 billion in 2023, with a compound growth rate CAGR of 8.7% during the period; it is expected to reach RMB54.58 billion in 2024 and RMB70.21 billion in 2028, with a compound growth rate CAGR of 6.4% during the period.

The compound annual growth rate CAGR of the e-commerce brand marketing consulting market from 2019 to 2023 is 13.2%, with the market size reaching RMB20.56 billion in 2023. Despite fluctuations in the brand marketing consulting market from 2020 to 20 22 due to the impact of the pandemic, the e- commerce brand marketing consulting market has still grown steadily. On the contrary, under the influence of the pandemic, e-commerce brands have risen, with their market share increasing rapidly. To cope with intense competition, e- commerce brands are seeking to enhance their brand competitiveness through e -commerce brand marketing service companies.

In the brand marketing consulting industry, there are primarily two schools of thought: the rational (positioning) school and the emotional (aesthetic) school. The rational school is result-oriented, focusing on super- symbolic brand marketing through representative slogans to deepen consumer impressions. It emphasizes logical and analytical planning processes, scientific research on consumer behavior, and precise brand positioning, representing companies like Huayu. In contrast, the emotional school pays more attention to the emotional and psychological aspects of consumers, creating emotional value through aesthetics to establish a deeper connection between the brand and its audience.

The brand marketing consulting industry in China is closely related to the national economic development and social consumption levels. Despite the negative impact of the pandemic from 2020 to 2022, which led to fluctuations in Chinas total retail sales of consumer goods, the overall trend of development in China has been upward. The rise in Chinas total retail sales of consumer goods provides a continuous supply of demand and momentum for the brand marketing consulting industry.

50

BUSINESS

Overview

Vnique provides marketing services through our primary Hong Kong operating subsidiary, Vnique. Vnique focuses on three core services:

(i) Marketing strategy Services

Vnique offers comprehensive marketing strategy services, utilizing various approaches to achieve optimal results. Through detailed market research, Vnique helps businesses understand current consumer needs, identify market opportunities, define their brand positioning, and develop differentiated strategies. Vnique then concentrates on building a strong brand image by providing customized proposals, including website development, social media management, and public page creation. Vnique also provides end-to-end project management, overseeing every stage of the process and providing regular feedback. This includes: (i) conducting a comprehensive brand analysis to determine positioning and target audience, and (ii) developing phased content plans aligned with the brand’s strategy. Additionally, Vnique drives platform traffic growth by focusing on brand awareness, user engagement, and market research, ensuring consistent growth in both visibility and audience engagement.

Each of these services plays a critical role in helping us deliver cohesive, visually compelling, and relevant marketing solutions to our customers. While strategic planning and campaign management are handled internally, these external providers enhance our executional capacity and scalability, enabling us to meet customer needs with greater speed, precision, and creative quality.

(ii) Content Creation Services

Vnique offers a full range of content creation services tailored to the brand’s unique characteristics. These services include visual communication design, such as graphic design, video production, and visual AI creation, to ensure that content effectively communicates the brand’s identity and message across various platforms. Vnique also utilizes innovative thinking to produce written content, enhancing the brand’s storytelling and improving audience engagement. With a focus on creativity and brand consistency, Vnique helps businesses craft compelling content that resonates with their target audience and strengthens their brand presence.

(iii) Influencer Engagement Services

Vnique provides comprehensive influencer engagement services to enhance brand visibility and drive sales conversion through effective collaborations with influencers. This process includes: (i) identifying influencers across various fields such as music, sports, pets, and beauty who align with the brand, (ii) leveraging trends and market insights to create content that resonates with the target audience, (iii) balancing marketing goals with entertainment value to ensure the content is engaging and well-received, and (iv) building a creative matrix to promote the brand across multiple platforms, generating momentum and strengthening brand presence. Vnique’s Influencer Engagement strategies help businesses achieve measurable results, including expanding brand awareness, increasing traffic to platforms, building user trust through authentic endorsements, driving sales conversions, and encouraging repeat purchases.

Growth Strategies

Vnique intends to develop their business and strengthen brand loyalty by implementing the following strategies:

Strengthening Relationships with Media Platforms and Expanding Media Resource Networks

Vnique intends to strengthen their competitive position within the media landscape by continuously expanding their media resource network. Rather than solely focusing on large-scale media platforms, Vnique is actively seeking to expand their collaboration with smaller, niche media platforms, such as Xiaohongshu and Dongchedi. These media platforms, while not possessing the same massive reach as large media platforms, often provide a targeted reach that can be more precise because of their more labeled and concentrated user group. For example, Xiaohongshu is famous for its apparel and cosmetics community, and Dongchedi is an online platform focusing on reviews, news and purchase guides of the automotive industry. Expanding collaborations with smaller niche media platforms such as Xiaohongshu and Dongchedi entails paying to place ads on these platforms. The specific choice of different collaboration modes will depend on various factors, including but not limited to estimated ads volume, cost-efficiency, and difficulty of collaboration. The strategy of diversifying media partnerships does more than expand Vnique’s operational capabilities, it introduces a mechanism for the optimal utilization of customer resources. Diversified media resources ensure that Vnique is able to keep engaging customers with respect to their needs to advertise on different media platforms. By satisfying the different needs of the same advertising customer, Vnique is able to maintain sustainable engagement relationships with their customers. This creates more revenue on the same customer base and saves potential customer acquisition costs.

51

The Business Model

Vnique’s business model revolves around providing end-to-end, tailored marketing solutions that drive business growth and brand visibility for its customers. We engage third-party service providers to support specialized functions that complement our in-house capabilities. The Company generates revenue by offering a combination of strategic advisory, creative services, and influencer-driven marketing solutions, designed to meet the evolving needs of businesses looking to strengthen their brand presence and drive measurable results.

(i) Marketing Strategy Services: Vnique offers comprehensive marketing strategies, focusing on understanding consumer needs, identifying market opportunities, and building a strong brand image. The company generates revenue by charging customers for strategic consulting, market research, and the development of differentiated brand positioning strategies.

(ii) Content Creation Services: Vnique creates tailored creative content for brands, which includes visual communication design, graphic design, video production, and AI-powered visual content creation. Revenue is generated by offering these services on a project basis, where Vnique charges customers for content creation, design, and production. The company’s unique ability to produce both written and visual content ensures that brands communicate their identity effectively across various platforms, enabling Vnique to capture higher-value contracts from businesses seeking premium creative services.

(iii) Influencer Engagement Services: Vnique offers influencer engagement services, leveraging influencer partnerships to enhance brand visibility and drive sales conversions. Vnique screens and recommends influencers for customers. Vnique believes this helps customers facilitate their content creation and promotion, offering a more complete package that will drive brand awareness and sales growth.

Services and Operational Flow

Vnique provides tailored, marketing service to their customers through their media resources, which consist of authorized agents of media platforms. Below is the Hong Kong subsidiary’ operational flow chart that describes their services and operations flow.

Suppliers

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the years ended July 31, 2025 and 2024.

	For The Years Ended July 31,
	2025		2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$723,742	35.5%	$852,473	52.5%
Supplier B	492,622	24.2%	198,010	12.2%
Supplier C	420,121	20.6%	84,439	5.2%
Supplier D	28,116	1.4%	35,186	2.2%
Supplier E	—	—	21,059	1.3%
Total	$1,664,601	81.7%	$1,191,167	73.4%

We engage with a variety of third-party service providers who play essential roles in supporting our operational capabilities, particularly in the areas of content creation, media production, translation, and design. These third parties include both corporate entities and individual contractors with specialized skills and creative expertise that complement our in-house functions.

52

Our main service providers are as follows:

Supplier Name	Services Provided
Supplier A	translation services, including writing and translating content for overseas social media accounts
Supplier B	short video creative production and editing
Supplier C	promotional image design and production
Supplier D	3D rendering and graphic design services
Supplier E	promotional image creativity and production

As of the date of this filing, we have entered into written service agreements with our suppliers. Each of these agreements is based on a standardized contractual framework and contains substantially identical core terms, summarized as follows:

Scope of Services: Each provider is obligated to deliver services as specified in individual orders appended to the agreement. These orders set out the specific service descriptions, pricing, and deliverables, and form an integral and binding part of the agreement.

Term and Termination: Each agreement has a fixed term of three (3) years from the effective date, subject to early termination by either party upon thirty (30) days’ written notice. Upon termination, the Company is required to compensate the provider for all services completed up to the termination date.

Payment Terms:

●	Fee Calculation: Service fees are calculated based on unit pricing per service item multiplied by quantity, as outlined in the applicable order. For example, video shooting services may be priced at HK$1,000 per hour; editing services at HK$800 per hour.

●	Timing and Method: Payments may be made either (i) within 180 days of acceptance of completed services, or (ii) within 360 days of order execution by both parties, depending on the agreed method in the order.

Relationship of Parties: All third-party service providers act as independent contractors. Nothing in the agreement creates a partnership, joint venture, or employment relationship.

Confidentiality: Both parties are required to maintain the confidentiality of proprietary or sensitive information disclosed during the course of the engagement. Disclosure to third parties is prohibited without prior written consent, except as required by law.

Intellectual Property Rights: All intellectual property created by the service provider in connection with services rendered is assigned to and owned by Vnique. Pre-existing intellectual property of each party remains their respective property.

Governing Law: The agreements are governed by and construed in accordance with the laws of Hong Kong.

Entire Agreement and Amendments: Each agreement constitutes the entire understanding between the parties and supersedes all prior communications and agreements related to its subject matter. Any modification must be in writing and signed by both parties.

Customers

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenue for the years ended July 31, 2025 and 2024.

	For The Years Ended July 31,
	2025		2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$1,079,197	27.4%	$396,499	12.2%
Customer B	876,446	22.3%	1,366,643	42.0%
Customer C	629,678	16.0%	547,379	16.8%
Customer D	558,795	14.2%	112,585	3.5%
Customer E	487,133	12.4%	280,152	8.6%
Customer F	304,287	7.7%	448,198	13.8%
Total	$3,935,536	100.0%	$3,151,456	96.9%

53

Vnique’s customer base covers multiple industries such as food and beverage, technology and digital, healthcare, and work-life. These customers reflect the broad applicability of our services across industries that demand high-quality, integrated digital marketing solutions.

Our main customers are:

Customer	Customer A	Customer B	Customer C	Customer D
Customer Type	Listed company	Small company	Small company	Small company
Services	Digital reading, digital marketing, online game distribution	Full-service digital marketing, scene marketing, brand strategy, creative planning, content production, media strategy	Consumer research, brand management, national media planning and agency, digital marketing	Digital marketing services, digital advertising placement services, social media management services and creative and technology services
Cooperative planning services involve various industries	Cultural tourism, news media	Baijiu(Chinese white wine), beauty and skincare, health industry, tire manufacturing, electric vehicles, heavy machinery	Automobiles, electric vehicles, heavy machinery, fast-moving consumer goods, and cultural tourism	Chinese White Wine

As of the date of this filing, we have entered into written agreements with all of the above customers. Each of these agreements is based on a standardized contractual framework and contains substantially identical core terms, summarized as follows:

Scope of Services: Customer is provide with the services detailed in the agreement, which may include domestic and cross-border brand marketing planning, event-based promotion, influencer sourcing, creative content production (e.g., promotional images, short-form videos, multilingual content writing and translation), and media distribution. All services are to be delivered in accordance with prevailing industry standards.

Independent Contractor Status: Vnique performs services as an independent contractor. No partnership, joint venture, or employment relationship is created between Vnique and the customer.

Payment Terms and Customer Cooperation: Customers are required to remit fees as outlined in their agreement, by bank transfer to a designated account. Two options are available:

(i) full payment within 30 days of contract execution; or

(ii) full payment within 180 calendar days of service completion confirmation.

Customer Obligations: The customer must provide all necessary information, access, and resources required for Vnique to fulfill the contracted services. Vnique may extend service timelines without liability if the customer fails to provide reasonable cooperation.

Term, Termination: Agreements remain effective from the contract date until completion of the services specified in Appendix A, unless terminated earlier by mutual agreement or in accordance with contract provisions.

Refunds: In the event of early termination for reasons not attributable to Vnique, any fees already paid are non-refundable.

Intellectual Property: All intellectual property created specifically for the customer under the agreement shall be owned by the customer. Vnique retains authorship recognition and the right to use non-sensitive deliverables for its own commercial promotion. Pre-existing intellectual property—such as customer logos and brand assets, or Vnique’s proprietary tools and methodologies—remains the property of the respective party.

Confidentiality: Vnique is obligated to maintain the confidentiality of any information designated as confidential by the customer and may not disclose such information to third parties without prior written consent.

54

Breach and Limitation of Liability:

●	Non-Payment: In the event of delayed payment by the customer, Vnique reserves the right to suspend ongoing services until payment is received.

●	Liability Cap: Each party is liable for losses resulting from its own negligence, willful misconduct, or breach of contract. However, liability is capped at an amount not exceeding the total fees paid to Vnique under the agreement.

Arbitration: Any disputes arising from or related to the agreement shall be submitted to arbitration before the Hong Kong International Arbitration Centre (HKIAC) in accordance with its rules. The arbitration shall be governed by the laws of Hong Kong, conducted in Chinese, and held in Hong Kong.

Governing Law: The agreements are governed by and construed in accordance with the laws of Hong Kong.

Entire Agreement and Amendments: The agreement represents the full understanding between the parties and supersedes all prior agreements and communications related to the subject matter. Any amendments must be made in writing and signed by both parties.

Industry

The brand marketing consulting industry takes the brand as the core and strategic growth as the goal. It helps enterprises achieve strategic implementation through services such as strategic planning and brand positioning. Its service content includes brand strategy consulting, digital marketing, etc. From the perspectives of downstream customers, implementation services, demand directions, and marketing channels, it can be divided into various types, such as offline and e - commerce brand marketing, full - case implementation - type and non - implementation - type brand marketing.

There are barriers in terms of experience and case libraries, talent, customer resources, and technology. It has cyclicality, which is related to economic development; seasonality, affected by holidays and promotional activities; and regionality, which is related to regional consumption capacity.

Competition

Vnique faces significant competition in the rapidly evolving Marketing strategy and content creation industry. They compete with other companies for quality ad inventory, media relationships, and a strong customer base. Key factors in this competition include brand recognition, service quality, creativity, pricing, and strategic partnerships. The competitive landscape also drives pressure on pricing, potentially leading to price reductions, lower rebates, and slimmer profit margins.

Competing companies may have advantages such as a longer operational history, better brand recognition, and larger resources, which can intensify competition. Our primary competitors include large, well-established firms as well as smaller agencies and independent creators: Shenzhen Squirrel Leap Media Group – a Shenzhen-headquartered full-case implementation brand marketing consulting company positioned with the differentiated advantages of “better understanding of e-commerce + better understanding of new marketing + stronger implementation capabilities”, with prominent strengths in full-domain e-commerce and differentiation. Its platform can provide professional fragmented traffic data analysis, vision, editing, and marketing services for e-commerce brands, with over 200 accumulated cases. (ii) Guangzhou Tomson & Jason Brand Management Co., Ltd. – a Guangzhou-based e-commerce brand marketing consulting company with service scope covering new visual creative planning and brand new visual VI planning, whose core advantage lies in visual marketing capabilities. Its business logic model is the “brand super system”, establishing a communication matrix with users through a super system map.

These firms compete with us across all three of Vnique’s core service lines: marketing planning, content creation, and influencer engagement. In addition, we face competition from a broad range of smaller, specialized agencies; internal brand marketing departments; and independent or freelance content creators, particularly in the areas of creative output and technical expertise.

If the Vnique is unable to effectively compete, it could negatively impact their ability to attract customers, secure media partnerships, and access valuable ad inventory. This, in turn, could harm the Vnique overall business performance and financial results. Despite these challenges, Vnique’s tailored service approach and strong business network with suppliers provide a competitive edge in navigating this dynamic and fragmented market.

Pricing Strategies

Vnique’s pricing strategy consists of three parts:

●	Brand Consulting and Planning Services: The prices of brand consulting and planning are provide via a clear and concise standardized fixed price model. Customers can select services according to their own budgets and requirements, thus avoiding decision - making difficulties caused by information asymmetry.

55

●	Influencer Invitation : The pricing is mainly based on the influencers themselves. Influencers are classified into mid - tier influencers and top - tier influencers. Generally, suppliers offer fixed prices for influencer resources. Vnique charges an additional 20% on this basis for its service and labor costs, which Vnique considers to be screening, communication, and execution management.

●	Content Creative Production and Manuscript Release: Similar to the brand consulting and planning services, Vnique provide a clear and concise standardized fixed price model according to customer’s needs. Customers can directly choose the services that suit them, including content forms such as short videos, graphics and texts, posters, and in - depth reviews.

Sales and Marketing

Vnique mainly relies on its large - scale customers accumulated over the years for referrals and word - of - mouth dissemination. It has established marketing teams both locally and in the mainland, which aim to expand its market share through in-depth customer tracking and demand analysis. The sales and marketing team focuses on customer maintenance, new customer development, brand promotion, and industry influence building, to form a sustainable business growth model.

●	Long - term customer relationship maintenance: Relying on the core customer resources accumulated through years of cooperation, Vnique builds closer cooperation relationships to enhance customer stickiness.

●	Precise customer tracking: Marketing staff track potential customers through offline visits, industry conferences, social platforms and other means, to explore customers’ needs.

●	Packaging of high - quality cases: By spreading successful cases, Vnique enhances its professionalism and influence within the industry.

●	Customer word - of - mouth marketing: Encourage existing customers to recommend new customers. Vnique also offers exclusive discounts or value - added services to referrers as rewards and extra incentive to send referrals.

Our Employees

We had 4 full-time employees as of December 17, 2025. Our employees are located in Hong Kong and Shanghai, China.

Properties

The Company’s offices, which comprise Unit 10 on 13th Floor, Tower A, Mandarin Plaza, No. 14 Science Museum Road Kowloon, Hong Kong, are leased under the License Agreement with Pretty Limited dated April 16, 2024. The current lease term runs for a period of 1 year and expires on April 16, 2026. The Company pays a monthly rent of HK$18,000.00, with an additional monthly charge of HK$2,800.00 for air-conditioning and services (subject to adjustment), and an additional quarterly charge of HK$2,104.00 for government rates and rent (subject to adjustment). The Company believes its current premises are adequate for its operations.

Insurance

We maintain employees’ compensation insurance for our directors and employees at our office with QBE Hongkong & Shanghai Insurance Limited, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiary has been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

56

Intellectual Properties

To date, the Company does not own any patents, copyrights or domains. On November 5, 2024, the Company has applied for the trademark “VNIQUE.”:

Trademark Number: 306714595

The trademark was accepted by Trade Marks Registry, Intellectual Property Department of the Government of Hong Kong on December 2, 2024.

Licenses and Permits

Apart from the business license and other company establishment permits, the company does not have any additional permits or licenses.

REGULATION

Our business operations are conducted in Hong Kong and are subject to Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Hong Kong.

Hong Kong Laws and Regulations relating to Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), which came into full effect in Hong Kong on February 6, 1959 requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Hong Kong Laws and Regulations relating to Protection of Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which came into full effect in Hong Kong on August 1, 1996, aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 – purpose and manner of collection of personal data;

●	Principle 2 – accuracy and duration of retention of personal data;

●	Principle 3 – use of personal data;

●	Principle 4 – security of personal data;

●	Principle 5 – information to be generally available; and

●	Principle 6 – access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

57

Hong Kong Laws and Regulations relating to Trade Description

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”), which came into full effect in Hong Kong on April 1, 1981, aims to prohibit false or misleading trade description and statements to goods and services provided by traders to the consumers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods and services or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Hong Kong Laws and Regulations relating to Supply of Services

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SSITO”), which came into full effect in Hong Kong on October 21, 1994, stipulates that in a contract for the supply of service, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SSITO provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. The SSITO also provides that where, under a contract for the supply of a service, the consideration for the service is not determined by the contract, is not left to be determined in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the party contracting with the supplier will pay a reasonable charge.

Hong Kong Laws and Regulations relating to Exemption Clauses in a Contract

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”), which came into full effect in Hong Kong on December 1, 1990 aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

Hong Kong Laws and Regulations relating to Obscene and Indecent Article

Pursuant to Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong) (“COIAO”), which came into full effect in Hong Kong on September 1, 1987, any person who publishes, possesses for the purpose of publication or imports for the purpose of the publication, any obscene article, whether or not he knows that it is an obscene article, may commit an offence and may be liable for a fine and imprisonment. The COIAO provides that it may be an offence to publish any indecent article without sealing such articles in wrappers and displaying a notice as prescribed by the COIAO. It may also be an offence to publish any indecent article to a person under the age of 18 years, whether or not it is known that it is an indecent article or that such person is under the age of 18 years.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

Trademarks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”), which came into full effect in Hong Kong on April 4, 2003, provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trademark, including selling and importing goods bearing a forged trade mark, or possessing or using equipment for the purpose of forging a trademark.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”), which came into full effect in Hong Kong on June 27, 1997, provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on January 18, 2013, prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

58

Hong Kong Laws and Regulations relating to Employment

Pursuant to Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), which came into full effect in Hong Kong on May 1, 2011, an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from May 1, 2025, the statutory minimum hourly wage rate is HK$42.1. Failure to comply with MWO constitutes an offence under EO.

Pursuant to Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (“OSHO”), which came into full effect in Hong Kong on May 23, 1997, employer must, as far as reasonably practicable, ensure the safety and health of employees at work by:

(a)	providing and maintaining plant and work systems that are, so far as reasonably practicable, safe and without risks to health;

(b)	making arrangement for ensuring, so far as reasonably practicable, safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)	providing all necessary information, instruction, training and supervision to employee as may be necessary to ensure, so far as reasonably practicable, safety and health;

(d)	providing and maintaining the workplace, and safe access to and egress from the workplace that are, so far as reasonably practicable, safe and without risks to health; and

(e)	providing and maintaining work environment that is, so far as reasonably practicable, safe and without risks to health.

Under section 6 of the OSHO, failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a maximum fine of HK$10,000,000 and to imprisonment for two years. The Commissioner for Labor may also issue improvement notices against non-compliance of the Occupational Safety and Health Ordinance, or suspension notices against activity of workplace which may create imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a maximum fine of HK$400,000 and HK$1,000,000 respectively and imprisonment of up to 12 months.

Pursuant to Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong), which came into full effect in Hong Kong on April 1, 1960, there is a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

59

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Yin Le	41	Chief Executive Officer and Chairman of the board
Chengyun Gu	33	Chief Financial Officer
Chaofu Chen	59	Chief Technology Officer
Leeds Chow	36	Financial Controller
Elsa Yang	42	Chief Strategy Officer and Director
Jeffrey Yick	41	Independent Director nominee
Tracy Chui-Kam Ng	46	Independent Director nominee
Jonathan Zhang	63	Independent Director nominee

Mr. Yin Le, Chairman and Chief Executive Officer

Mr. Yin Le has served as the chairman and Chief Executive Officer of our Company since our inception. He is the founder of Vnique, where he has served as the Chief Executive Officer and Director since September 2019. Since April 2011, Mr. Le has been serving as the Chairman of Cassis Interactive (Beijing) Cultural Communication Co., Ltd. Prior to that, from August 2010 to April 2011, he served as the Vice President and Partner of Beijing Activation Advertising Media Co., Ltd. From June 2008 to August 2010, Mr. Le served as the Customer Director of Redaction (Beijing) Technology Co., Ltd. From February 2007 to May 2008, he served as the Account Manager of Beijing Dentsu Advertising Co., Ltd. He has long been engaged in relevant work such as market research and services, and enterprise management. He is proficient in providing enterprises with planned brand - consulting and marketing strategy services starting from meeting the needs of customers in the target market, so as to help enterprises achieve marketing goals and expand brand influence and appeal. Mr. Le obtained his Bachelor’s Degree from Changsha University of Science and Technology in 2006.

The Company believes Mr. Le’s vast experience in international and local 4A advertising agencies qualifies him to serve on our board of directors.

Ms. Chengyun Gu, Chief Financial Officer

Ms. Gu has served as the Chief Financial Officer of our Company since September 2025. Ms. Gu is the Audit Project Manager at Shanghai Qianhi Certified Public Accountants, Co., Ltd. where she has served since May 2023. She served as the Finance Manager of Jiuzi Holdings Inc. (NYSE American: JZXN) from April 2021 to April 2023. From June 2020 to December 2020 she served as the Senior Auditor at Wuyige Certified Public Accountants LLP. Ms. Gu served as the Audit Manager at Shanghai Qianyi Certified Public Accountants Co., Ltd. from September 2018 to May 2019 where she managed client portfolios and participated in pre-IPO financial restructuring projects. Ms. Gu served as the Assistant to the Chief Financial Officer at Dragon Victory International Limited (now known as Metalpha Technology Holding Limited) (NYSE American: JZXN)) from August 2017 to August 2018, where she managed financial processes. Ms. Gu obtained her Bachelor’s Degree in Management from Wuhan Textile University and is a certified public accountant licensed in China.

Mr. Chaofu Chen, Chief Technology Officer

Mr. Chen has served as the Chief Technology Officer of our Company since September 2025. Mr. Chen has significant experience in the operation and management of internet and technology based companies. From January 2015 to present, Mr. Chen has been the Chief Operating Officer of Long Yun. From 2010 to 2015, he served as an Independent Director of Japan Raikoku Company Limited. Mr. Chen obtained his Bachelor’s Degree in Business Administration from Chung Yuan Christian University.

Mr. Leeds Chow, Financial Controller

Mr. Chow has served as the Financial Controller of our Company since September 2025. Starting from September 2022 to February 2025, Mr. Chow served as the Chief Financial Officer at a Nasdaq-listed company, ABVC BioPharma, Inc. (Nasdaq: ABVC). Prior to that, from September 2019 to March 2021, Mr. Chow served as the Senior Manager of MCL Financial Group Limited, where he performed deal screening analysis for potential mergers and acquisitions. He served as a Senior Associate at Opus Capital Limited from July 2017 to June 2019. He served as a Senior Consultant at Albeck Financial Services from January 2013 to March 2017. Mr. Chow obtained his Bachelor of Arts, Business Economics with Accounting Emphasis from University of California, Santa Barbara. Mr. Chow also holds a Certificate in Legal Studies (Hong Kong University School of Professional and Continuing Education) and a SFC – Type 1 & 6 License.

60

Ms. Elsa Yang, Chief Strategy Officer and Director

Ms. Yang has served as the Chief Strategy Officer and a Director of our Company since September 2025. Ms. Yang is a Certified Private Banker (China) and Certified International Financial Planner, with strategic leadership experience. She has been a Partner at Shanghai Shuoke MCN company since November 2020. Prior to that, she worked as a Supply Chain Specialist at Marchon Eyewear from September 2011 to February 2014. Before that, she served as an Assistant Logistics Manager at Maersk Logistics from July 2006 to July 2011. She obtained her Bachelor’s of Business Administration in International Logistics Management from Hogeschool Drenthe.

The Company believes Ms. Yangs’s experience and knowledge in strategy qualifies her to serve on our board of directors.

Mr. Jeffrey Yick, Director Nominee

Mr. Yick will serve as a director effective upon closing of this offering. Mr. Yick is the Founding Partner of Yick & Chan Solicitors, where he has served since May 2023. Prior to that, Mr. Yick served as a Partner at Cheung & Choy Solicitors from March 2015 to March 2023. He served as an Independent Director of China Eco Farming Limited from September 2014 to August 2024 and of Mengke Holdings Limited from November 2016 to December 2018. Mr. Yick obtained his Bachelor’s of Science from The Hong Kong Polytechnic University and a Postgraduate Certificate in Laws from The Chinese University of Hong Kong.

The Company believes Mr. Yick’s significant experience in law qualifies him to serve on our board of directors.

Ms. Tracy Chiu-Kam Ng, Director Nominee

Ms. Ng will serve as a director effective upon closing of this offering. Ms. Ng is the Chief Financial Officer of Lianhe Sowell International Group Ltd. (Nasdaq: LHSW) where she has served since December 2023. Prior to that, she served as an FP&A Analyst at Phase International Limited from September 2022 to November 2023. From November 2021 to August 2022, Ms. Ng served as the Chief Financial Officer of Takung Art Co., Ltd (NYSE American: TKAT), and the Accounting Manager from September 2014 to October 2021. She served an accountant for AirTek International Corporation Limited from July 2013 to September 2014. Ms. Ng obtained her Bachelor’s Degree in Business Administration from California State University.

She is also a certified public accountant in both Hong Kong and California.

The Company believes Ms. Ng’s significant financial experience and knowledge qualifies her to serve on our board of directors.

Mr. Jonathan Zhang, Director Nominee

Mr. Zhang will serve as a director effective upon closing of this offering. Mr. Zhang is the Executive Director at WWTH Law Firm LLC advising on Bitcoin mining, digital wallet and block-chain, where he has served since January 2020. Prior to that, Mr. Zhang served as the Chief Executive Officer of 5CGroup International from May 2008 to December 2019. From February 1999 to April 2008 Mr. Zhang served as the Investment Manager of Ningbo Development and Free Trade Zones Co., Ltd. where he managed the development and free trade zones in China. Mr. Zhang obtained his Bachelor’s and Master’s Degrees in English Literature, Law, from Hubei University, China.

The Company believes Mr. Zhang’s financial knowledge qualifies him to serve on our board of directors.

61

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five (5) Directors, comprising of Yin Le, Elsa Yang, Jeffrey Yick, Tracy Chui-Kam Ng and Jonathan Zhang, and three independent Directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We will establish three committees under the board of directors immediately upon effectiveness: of an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Ms. Ng, Mr. Yick and Mr. Zhang, upon the effectiveness of their appointments. [   ] will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

62

Compensation Committee. Our compensation committee will consist of Mr. Yick, Mr. Yang and Mr. Zhang, upon the effectiveness of their appointments. [   ] will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee will consist of Mr. Yick, Ms. Ng and Mr. Zhang, upon the effectiveness of their appointments. [   ] will be the chair of our nominating committee. We have determined that Mr. Yick, Ms. Ng and Mr. Zhang, satisfy the “independence” requirements under Section 303A of the corporate governance standards of the New York Stock Exchange. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association (as may be amended from time to time) and the class rights vested thereunder in the holders of the shares. Our company has a right to seek damages against any director who breaches a duty owed to us. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

63

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association (as may be amended from time to time).

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, we may indemnify our directors and officers, among other persons, from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officer during the years ended July 31, 2025 and 2024

Name and Principal Position	Year	Salary ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Yin Le	2025	304,074	-	-	-	304,074
Chief Executive Officer and	2024	217,929	-	-	-	217,929
Chairman of the board

Employment Agreements

We do not have an employment or consulting agreements with any executive officers or directors. Prior to the closing of this Offering, certain key employees will enter into employment agreements with the Company.

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forma a part, for the fiscal year ended July 31, 2025, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Consulting Agreements

Our Company has engaged two consultants, since January 2023, pursuant to our standard consulting agreement. The agreement is for marketing strategy services and reports at an hourly rate of approximately $220 per hour. The agreement can be terminated by either party by giving 30 days written notice to the other party and is governed by the laws of Hong Kong. Our consultants are paid on a project by project basis, subject to completion of the project.

Code of Conduct and Ethics and Executive Compensation Recovery Policy

Prior to the effectiveness of this registration statement, we will adopt (i) a written code of business conduct and ethics that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the policy, and any waivers of the policy for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE.

64

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named Executive Officers;

●	each of our Directors and Director nominees; and

●	all of our current Executive Officers, Directors and Director nominees as a group.

The calculations in the table below are based on 15,000,000 Ordinary Shares outstanding as of the date of this prospectus, and 18,000,000 Ordinary Shares issued and outstanding immediately after the completion of this Offering, assuming the underwriter does not exercise their over-allotment option. All of our shareholders who own our Ordinary Shares have the same voting rights.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned Immediately after This Offering
	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares
Directors and Executive Officers:
Yin Le	18,549,000	61.83%	[	]	[	]

All Directors and Executive Officers as a Group (1 person)	18,549,000	61.83%	[	]	[	]
Principal Shareholders
Yang Jiang	5,463,000	18.21%	[	]	[	]

65

RELATED PARTY TRANSACTIONS

The summary of amount due from related parties is as the following:

	Note	July 31, 2025	July 31, 2024
Amount due to a shareholder:
Mr. Yin Le	(a)	$15,685	$155,079
Total		$15,685	$155,079

The amount due to a shareholder was unsecured, interest-free and repayable on demand. As of the date of this prospectus, the Company repaid $611 to Mr. Yin Le, and the remaining outstanding amount was $15,074.

Transactions with related parties

	For the Years Ended July 31,
	2025	2024
Staff cost paid to Kaishen Interactive (Beijing) Culture Communication Co., Ltd. (b)	$-	$154,702

Salaries paid to director, Mr. Yin Le (a)	$304,074	$217,929

(a)	Mr. Yin Le is CEO, director and a shareholder of the Company.

(b)	Kaishen Interactive (Beijing) Culture Communication Co., Ltd. is partially owned by the spouse of Mr. Yin Le.

66

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time) (which is referred to in this section as, respectively, the “memorandum” and the “articles”), the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000, divided into 250,000,000 ordinary shares, par value US$0.0002 per share. All of our shares to be issued in the Offering will be issued as fully paid and non-assessable. As of the date of this prospectus, there are 15,000,000 Ordinary Shares issued and outstanding. At the completion of this Offering, there will be 18,000,000 Ordinary Shares issued and outstanding.

Ordinary Shares

Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As at the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

We plan to apply to list our Ordinary Shares on the NYSE under the symbol “KASH” We cannot guarantee that we will be successful in listing on NYSE; however, we will not complete this Offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles, our articles provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, the share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, at each general meeting, on a show of hands each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote. On a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Ordinary Share.

67

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a general meeting or a meeting of holders of any class of shares. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our memorandum and articles.

Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene a meeting of shareholders whenever they think necessary or desirable. At least seven days’ notice of a general meeting (exclusive of the day on which notice is served or deemed to be served, but inclusive of the day for which notice is given) shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors. Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least seventy-five percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at a general meeting of the Company holding not less than 10% of the rights to vote at such general meeting in respect to the matter for which the meeting is requested, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 days’ from the date of receipt of the written requisition, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. one or more shareholders present in person or by proxy and entitled to vote at that meeting shall form a quorum. If, within fifteen minutes from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors, and if, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting, the shareholders present in person or by proxy at the meeting shall be a quorum. Subject to the articles, at every meeting, the shareholders present in person or by proxy may choose someone of their number to be the chairman.

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholder or shareholders present and entitled to vote shall form a quorum.

68

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by one or more shareholders present in person or by proxy entitled to vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, may if he wishes cast a second or casting vote.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

69

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders.

The Companies Act and our memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the articles. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

70

●	subdivide our existing shares, or any of them, into shares of a smaller amount than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled, or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce its share capital in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

71

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

72

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

73

	Delaware	Cayman Islands
Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

74

	Delaware	Cayman Islands
Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association of a company.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Companies Act but our articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

75

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

76

Delaware	Cayman Islands

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

77

	Delaware	Cayman Islands
Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where: (a) a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and (c) those who control the company are perpetrating a “fraud on the minority”.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within twenty-one clear days’ from the date of receipt of the requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

78

	Delaware	Cayman Islands
Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Companies Act, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

History of Share Issuances

The following is a summary of the share issuances of YeeLee Limited since incorporation.

In connection with our formation and in consideration for services rendered in assisting with the startup and organization of the Company, YeeLee Limited issued Ordinary Shares to certain shareholders:

Shareholder	Date of Issuance	Number of Ordinary Shares
Star Lizizi Limited (BVI)	July 1, 2025	1,497,000
Star Fei Limited (BVI)	July 1, 2025	1,497,000
Star Kai Limited (BVI)	July 1, 2025	1,497,000
Wonderful Adventure International Limited (BVI)	July 1, 2025	960,000

On July 1, 2025, TernaryGate Group Limited transferred 537,000 shares to Wonderful Adventure International Limited (BVI). As of the date of this prospectus, Wonderful Adventure International Limited (BVI) is the beneficial holder of 1,497,000.

79

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and though we intend to apply listing on the NYSE, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this Offering, we will have 18,000,000 Ordinary Shares issued and outstanding.

Lock-Up Agreements

We, our successors, and each of our officers, directors, and principal shareholders (who hold 5% or more of the outstanding Ordinary Shares of the Company as of the date of this prospectus) will agree in writing, in a form satisfactory to the underwriter, for a period of six (6) months from the date of the Offering, not to (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for the shares of capital stock of the Company; (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for the shares of capital stock of the Company; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Rule 144

All of our Ordinary Shares outstanding prior to this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of Ordinary Shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately [ ] Ordinary Shares immediately after this Offering; or

●	the average weekly trading volume of the Ordinary Shares on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling the Ordinary Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

80

TAXATION

The following summary of material Cayman Islands, Hong Kong, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively. Profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

81

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this Offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

82

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

83

Based upon our current and projected income and assets, the expected proceeds from this Offering, and projections as to the market price of our Ordinary Shares immediately following this Offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore fluctuations in the market price of our Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this Offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the Ordinary Shares on the NYSE. Provided that this listing is approved, we believe that the ordinary should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

84

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally(i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to- market election in respect of our Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Ordinary Shares will be treated as marketable stock upon their listing on the NYSE. We anticipate that our Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our Ordinary Shares if we are or become a PFIC.

85

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase from us on a firm commitment basis the following respective number of Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Ordinary Shares
US Tiger Securities, Inc.	3,000,000
Total	3,000,000

The underwriter is offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares included in this Offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this Offering (other than those covered by the over-allotment option described below) if any of the Ordinary Shares are taken by it. The underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

If the underwriter sells more Ordinary Shares than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the closing of this Offering, to purchase up to 450,000 additional Ordinary Shares at the public offering price less the underwriting discount (the “Over-Allotment Option”). The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this Offering. Any Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Ordinary Shares that are the subject of this Offering.

In connection with the Offering, the underwriter may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Over-Allotment Option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the Ordinary Shares. It may also cause the price of the Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriter by us in connection with this Offering (assuming both the exercise and non-exercise of the Over-Allotment Option that we have granted to the underwriter):

		Per Share		Total Without Exercise of Over-Allotment Option		Total With Full Exercise of Over-Allotment Option
Public offering price	$	[ ]	$	[ ]	$	[ ]
Underwriting discounts(1)(2)	$	[ ]	$	[ ]	$	[ ]
Proceeds, before expenses, to us	$	[ ]	$	[ ]	$	[ ]

(1)	Represents underwriting discounts equal to seven percent (7.0%) (or $[ ] per share) of the gross proceeds of this Offering.

(2)	Does not include (i) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of our Ordinary Shares in the Offering, or (ii) the reimbursement of certain expenses of the underwriter.

We have agreed to pay the underwriter a non-accountable expense, equal to one percent (1.0%) of the gross proceeds received by us from the sale of our Ordinary Shares. In addition, we agree to reimburse the underwriter up to $250,000 for out-of-pocket expenses in connection with the performance of the underwriter’s services for the purpose of the Offering.

Listing

We intend to apply for listing of our Ordinary Shares on the NYSE under the symbol “KASH” There is no assurance that such application will be approved, and if our application is not approved, this Offering will not be completed.

86

Escrow Account

We have agreed to establish and maintain an SEC compliant offering deposit or escrow account with the financial institution as designated by the Company and underwriter, and we have agreed to deposit into the designated account an amount of Three Hundred Thousand dollars ($300,000) (the “Escrow Amount”) in order to provide source of funding for certain indemnification obligations of the Company to the underwriter and other indemnified persons as described in the registration statement and the underwriting agreement; the Escrow Amount shall be held at the designated account for six (6) months after the closing of this Offering, during which period the Company may use the Escrow Amount for low risk investment (e.g. bonds, mutual funds, money market funds, etc.) at its discretion, subject to the terms and conditions set forth under the underwriting agreement and/or the registration statement, provided that the Company has notified the underwriter in writing in advance.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We agree, subject to certain exceptions, that we will not without the prior written consent of the underwriter, during the six (6) months after the closing of the Offering:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

●	file or cause to be filed any registration statement with the SEC relating to the Offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management,” and all of our existing shareholders that own 5% or more of our total outstanding shares agree that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriter, for six (6) months after the closing of this Offering:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any capital stock of our Company including any securities convertible into or exercisable or exchangeable for such capital stock, or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such capital stock whether any such transaction described above is to be settled by delivery of such capital stock, in cash or otherwise.

Pricing of this Offering

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price of our Ordinary Shares will be determined through negotiations between us and the underwriter. The factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Based on the above valuation factors and the number of Ordinary Shares outstanding, we set our per-Ordinary Share price to $5.00.

An active trading market for our Ordinary Shares may not develop. It is possible that after this Offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

87

Price Stabilization, Short Positions and Penalty Bids

To facilitate this Offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares during and after the Offering. Specifically, the underwriter may over-allot or otherwise create a short position in our Ordinary Shares for its own account by selling more Ordinary Shares than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this Offering are reclaimed if shares previously distributed in this Offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Ordinary Shares to the extent that it discourages resales of our Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this Offering, the underwriter may engage in passive market making transactions in our Ordinary Shares on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

The underwriter and its respective affiliates is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriter to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriter to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors. In connection with the Offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

 Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

88

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed [   ] as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

[  ], our counsel as to Cayman Islands law, and DeHeng Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

[   ] has informed us that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. [   ] has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Stevenson Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

89

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this Offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the NYSE listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,072
NYSE Listing Fee	$75,000
FINRA	$4,300
Legal Fees and Expenses	$606,393
Accounting Fees and Expenses	$220,000
Printing and Engraving Expenses	$25,000
Transfer Agent and Registrar Expenses	$6,000
Underwriter’s Accountable Expenses	$250,000
Total Expenses	$1,188,765

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by [   ]. The Crone Law Group P.C. is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by Stevenson, Wong & Co. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. The Crone Law Group P.C. may rely upon Stevenson, Wong & Co., and DeHeng Law Offices with respect to matters governed by Hong Kong law and PRC law, respectively. The underwriter is being represented by Han Kun Law Offices LLP with respect to certain legal matters as to United States federal securities law.

EXPERTS

The consolidated financial statements of the Company at July 31, 2025 and 2024,appearing in this prospectus have been audited by WWC, P.C., our independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of WWC, P.C. are located at 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a draft registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

90

CANSINCE INNOVATIONS INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

To:	The Board of Directors and Shareholders of Cansince Innovations Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cansince Innovations Inc. and its subsidiaries (the “Company”) as of July 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended July 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

December 5, 2025, except for Note 1, 10 and 16, as to which the date is December 17, 2025

We have served as the Company’s auditor since 2024

CANSINCE INNOVATIONS INC.
CONSOLIDATED BALANCE SHEETS
AS OF JULY 31, 2025 and 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	As of July 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$477,103	$647,623
Accounts receivable, net	1,660,726	778,199
Contract costs	422,554	548,604
Prepayments and deposits, net	31,481	14,606
Deferred tax assets, net	5,967	1,131
Total current assets	2,597,831	1,990,163

Non-current assets:
Property and equipment, net	21,819	27,279
Deferred initial public offering (“IPO”) Cost	953,427	—
Total non-current assets	975,246	27,279

TOTAL ASSETS	$3,573,077	$2,017,442

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Amount due to a shareholder	$15,685	$155,079
Tax payable	369,867	226,460
Accruals and other payables	809,894	95,183
Total current liabilities	1,195,446	476,722

TOTAL LIABILITIES	$1,195,446	$476,722

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary shares, par value $0.0002; 250,000,000 shares authorized, 15,000,000 shares and 5,000,000 shares issued and outstanding as of July 31, 2025 and 2024, respectively*	$3,000	$1,000
Subscription receivables	(3,000)	(1,000)
Additional paid-in capital	1,283	1,283
Retained earnings	2,386,653	1,538,419
Accumulated other comprehensive (loss) income	(10,305)	1,018
Total shareholders’ equity	2,377,631	1,540,720

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,573,077	$2,017,442

*	Retrospectively restated for effect of share reorganization and reverse share split (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CANSINCE INNOVATIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended July 31,
	2025	2024
REVENUES	$3,935,536	$3,257,283

COST OF REVENUES	(1,735,653)	(1,411,366)
COST OF REVENUES – RELATED PARTIES	(304,074)	(211,443)
	(2,039,727)	(1,622,809)

GROSS PROFIT	1,895,809	1,634,474

OPERATING EXPENSES
Selling expenses	(57,732)	(10,723)
Selling expenses – related parties	—	(49,630)
General and administrative expenses	(869,018)	(59,680)
General and administrative expenses – related parties	—	(111,558)
Total operating expenses	(926,750)	(231,591)

OPERATING INCOME	969,059	1,402,883

OTHER INCOME (EXPENSES), NET
Interest income	1,096	457
Foreign exchange transaction gains (losses)	18,769	(24,024)
Other expenses	—	(13)
Total other income (expenses), net	19,865	(23,580)

INCOME BEFORE INCOME TAXES	988,924	1,379,303
Provision for income taxes	(140,690)	(211,338)
NET INCOME	$848,234	$1,167,965

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(11,323)	544
TOTAL COMPREHENSIVE INCOME	$836,911	$1,168,509

Earnings per share – basic and diluted	$0.06	$0.23
Basic and diluted weighted average shares outstanding*	15,000,000	5,000,000

*	Retrospectively restated for effect of share reorganization and reverse share split (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CANSINCE INNOVATIONS INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	Number of shares*		Ordinary shares*		Subscription Receivables	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
Balance at July 31, 2023	5,000,000		$1,000		$(1,000)	$1,283	$370,454	$474	$372,211

Net income	—		—		—	—	1,167,965	—	1,167,965
Foreign currency translation adjustment	—		—		—	—	—	544	544
Balance at July 31, 2024	5,000,000	*	$1,000	*	$(1,000)	$1,283	$1,538,419	$1,018	$1,540,720

Issuance of shares	10,000,000		2,000		(2,000)	—	—	—	—
Net income	—		—		—	—	848,234	—	848,234
Foreign currency translation adjustment	—		—		—	—	—	(11,323)	(11,323)
Balance at July 31, 2025	15,000,000		$3,000		$(3,000)	$1,283	$2,386,653	$(10,305)	$2,377,631

*	Retrospectively restated for effect of share reorganization and reverse share split (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CANSINCE INNOVATIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended July 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$848,234	$1,167,965
Adjustments to reconcile net income to cash used in operating activities:
Depreciation of property and equipment	5,365	891
Provision of expected credit losses	24,465	16,675
Changes in assets and liabilities
Accounts receivable, net	(906,993)	(252,854)
Contract costs	126,050	(548,604)
Prepayments and deposits, net	(16,874)	(14,622)
Accounts payable	—	(2,753)
Income tax payable	144,509	209,968
Accruals and other payables	714,711	43,332
Deferred tax assets, net	(4,863)	1,528
Net cash provided by operating activities	934,604	621,526

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	—	(28,170)
Net cash provided by investing activities	—	(28,170)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred IPO Cost	(953,427)	—
Repayment from a shareholder	—	301,445
(Repayment to) advance from a shareholder	(139,394)	153,907
Repayment to a related party	—	(405,464)
Net cash (used in) provided by financing activities	(1,092,821)	49,888

Net (decrease) increase in cash and cash equivalents	(158,217)	643,244
Effect of foreign currency translation on cash and cash equivalents	(12,303)	617
Cash and cash equivalents at beginning of year	647,623	3,762
Cash and cash equivalents at end of year	$477,103	$647,623

Supplementary cash flow information:
Tax paid	$—	$—
Interest paid	—	—
Interest received	1,096	457

The accompanying notes are an integral part of these consolidated financial statements.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION

Cansince Innovations Inc. (the “Company”) is a holding company incorporated on April 11, 2024 under the laws of the Cayman Islands. The Company conducts its primary operations through its wholly-owned subsidiary, Vnique Interactive Limited (“Vnique HK”) which is incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing marketing services. The Company is headquartered in Hong Kong.

The following is the organization chart of the Company and its subsidiaries:

The Group’s principal subsidiaries, as of the date of this report, are set out below:

Percentage of effective ownership
Name	Date of incorporation	July 31, 2025	July 31, 2024	Place of Incorporation	Principal activities
		%	%
Vnique Interactive Limited	September 12, 2019	100	100	Hong Kong	Content creation, marketing strategy and influencer engagement services
Shanghai Yingzhi Culture Media Co., Ltd.	March 7, 2024	100	100	China	Operation

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on November 1, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the two-year period ended July 31, 2024, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

Reverse Share Split

On December 9, 2025, the Company’s shareholders and Board of Directors approved a 1-for-2 reverse share split.  Amending the authorized share capital from US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share, to US$50,000, divided into 250,000,000 Ordinary Shares of a par value of US$0.0002 per share. As a result, the Company has 250,000,000 authorized shares, par value of US$0.0002, of which 15,000,000 and 5,000,000 were issued and outstanding as of July 31, 2025 and 2024, respectively.

The consolidated balance sheets as of July 31, 2025 and 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

The movement in the Company’s authorized share capital and the number of Ordinary Shares outstanding and issued in the Company are also detailed in the Note 10.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. The functional currencies of the Company are Hong Kong dollar (“HKD”) and Chinese Yuan (“RMB”).

The Company’s assets and liabilities are translated into $ from HKD and RMB at year-end exchange rates. Their revenues and expenses are translated at the respective average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Year-end: US$: HKD exchange rate
July 31, 2025	1:7.8499
July 31, 2024	1:7.8117

Year average: US$: HKD exchange rate
July 31, 2025	1:7.7928
July 31, 2024	1:7.8184

Year-end: US$: RMB exchange rate
July 31, 2025	1:7.2002
July 31, 2024	1:7.2193

Year average: US$: RMB exchange rate
July 31, 2025	1:7.2067
July 31, 2024	1:7.2310

Adoption of New Accounting Standard

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management is currently evaluating the impact of this guidance.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution.

Accounts Receivable, net

Accounts receivable represent income earned from provision of marketing strategy services, content creation services and influencer engagement services of which the company has not yet received payment. The credit terms given to customers are generally 180 days. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate, and makes allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The balance of allowance for expected credit loss of July 31, 2025 and 2024, were $56,892 and $32,764, respectively.

Contract Costs

Contract costs incurred during the production phases of the Company’s service contracts, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of vendors and service providers directly related to the contract. Contract costs are recognized as cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the year ended July 31, 2025 and 2024, no impairment loss was recognized.

Prepayments and deposits, net

Prepayments and deposits include advance payments or deposit payments made to vendors or service providers for future services that have not been provided, as well as rental deposit. Management reviews on a regular basis to determine if allowance for expected credit loss is adequate, and makes allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The balance of allowance for expected credit loss of July 31, 2025 and 2024, were $15 and $16, respectively.

Property and Equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 5% for computer equipment and office equipment. The estimated useful lives of the property, plant and equipment are as follows:

Computer equipment	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-lived Assets

For the long-lived assets, including property, plant and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows generated from the assets and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. No impairment of long-live assets was recorded by the Company as of July 31, 2025 and 2024.

Deferred IPO cost

Deferred IPO costs consist of costs incurred in connection with the Company’s planned initial public offering in the United States. Pursuant to ASC 340-10-S00-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital upon completion of the planned initial public offering or charged to consolidated statements of operations and comprehensive income if the planned initial public offering is not completed. These costs include legal fees related to the registration drafting and counsel, underwriter’s expenses, other professional fees and FINAR filing fee related to the registration preparation.

Accounts payables

Accounts payables primarily include cost payable to vendors or service providers.

Accruals and other payables

Accruals and other payables primarily include staff salaries and benefits payable, as well as other accrual and payables.

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company enters into service agreement with the customers that outline the rights, obligations and responsibilities of each party. The agreements also identify the scope of services, service fee and payment terms. Agreements are acknowledged and signed by both parties. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A summary of the Company’s revenue stream under ASC 606 is as follows:

The Company derives its revenue from three sources: (1) Marketing strategy services, (2) Content creation services, and (3) Influencer engagement services.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing strategy services

The Company prepares marketing strategy plan based on customer’s specific requests on particular industry and targeted audience. These contracts for marketing strategy plan are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is dependent on customer’s written acceptance and therefore revenue from preparation of marketing strategy plan is recognized at a point in time when the Company delivers the final report to customer; customer has no more modifications and give a written acceptance to the Company. The Company typically collects no contract sum upfront before commencement of work, all contract sum is collected after customer gives written acceptance to the Company. The Company typically provides 180 days credit period to customers.

Content creation services

The Company provides content creation services to customers including production of short videos, graphics, texts, posters, and review articles. These contracts for content creation are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is dependent on customer’s written acceptance and therefore revenue from content creation services is recognized at a point in time when the Company delivers final contents to customer; customer has no more modifications and give a written acceptance to the Company. The Company typically collects no contract sum upfront before commencement of work, all contract sum is collected after customer gives written acceptance to the Company. The Company typically provides 180 days credit period to customers.

Influencer engagement services

The Company provides influencer engagement services to customers by contracting with influencers in different aspects including music, sports, pets, and beauty, who can fit with customer’s brand image and promote customer’s services and products via social media platforms. Agreement is signed between the Company and customer to specify which influencer is selected and what performance is required. These contracts for influencer engagement services are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is dependent on delivery of services by influencers on social media platforms. Therefore, revenue from influencer engagement services is recognized at a point in time when the influencer completes performance. The Company typically collects no contract sum upfront before commencement of work, all contract sum is collected after influencer completes performance. The Company typically provides 180 days credit period to customers.

Significant accounts related to the revenue cycle are as follows:

Cost of Revenues

Cost of revenues consists primarily of labor cost (including salaries and benefits) and outsourcing fees which are directly related to revenue generating transactions.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The details of revenues, cost of revenues and gross margin for different revenue categories of the Company is as follows:

For the Years Ended July 31, 2025

Revenue category	Content creation services	Marketing strategy services	Influencer engagement services	Total
Revenues	$2,266,548	$1,668,988	$—	$3,935,536
Cost of revenues	(1,664,600)	(375,127)	—	(2,039,727)
Gross profit	$601,948	$1,293,861	$—	$1,895,809
Gross profit margin	26.6%	77.5%	—%	48.2%

For the Years Ended July 31, 2024

Revenue category	Content creation services	Marketing strategy services	Influencer engagement services	Total
Revenues	$1,493,044	$1,623,494	$140,745	$3,257,283
Cost of revenues	(1,127,464)	(385,489)	(109,856)	(1,622,809)
Gross profit	$365,580	$1,238,005	$30,889	$1,634,474
Gross profit margin	24.5%	76.3%	21.9%	50.2%

Expected Credit Loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective August 1, 2022, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Selling Expenses

Selling expenses mainly consist of salaries, benefits and reimbursements for employees involved in sales and marketing.

General and Administrative Expenses

General and administrative expenses mainly consist of salaries and benefits for employees involved in general corporate functions and those not specifically dedicated to sales and marketing, rental, depreciation, professional service fees and other general corporate related expenses.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Tax

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, “Income Tax”, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive income in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earning Per Share

The Company computes Earning per share (“EPS”) following ASC Topic 260, “Earnings per share”. Basic income per share is measured as the income available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended July 31, 2025 and 2024.

Segment Reporting

ASC Topic 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. The chief executive officer is the chief operating decision maker. Based on management’s assessment, the Company had two operating and reportable segments: (1) Hong Kong and (2) China during the years ended July 31, 2025 and 2024. The segments information is also detailed in the Note 11.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Related Parties

The Company adopted ASC Topic 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and amount due from (to) a shareholder have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and amount due from (to) a shareholder each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity” and ASC Topic 815.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	July 31, 2025	July 31, 2024
Accounts receivable	$1,717,618	$810,963
Less: allowance for expected credit loss	(56,892)	(32,764)
	$1,660,726	$778,199

The movement of allowance for expected credit loss is as follow:

	July 31, 2025	July 31, 2024
Balance at beginning of the year	$32,764	$10,703
Provision	24,466	22,059
Exchange adjustment	(338)	2
Ending balance	$56,892	$32,764

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 4 — CONTRACT COSTS

Contract costs consist of the following:

	July 31, 2025	July 31, 2024
Balance at beginning of the year	$548,604	$—
Additions	2,087,364	1,252,959
Recognized to cost of revenue during the year	(2,213,414)	(704,355)
Balance at the end of year	$422,554	$548,604

NOTE 5 — PREPAYMENTS AND DEPOSITS, NET

Prepayments and deposits, net consists of the following:

	July 31, 2025	July 31, 2024
Prepayments	$25,929	$9,027
Deposits	5,567	5,595
Less: allowance for expected credit loss	(15)	(16)
	$31,481	$14,606

The movement of allowance for expected credit loss is as follow:

	July 31, 2025	July 31, 2024
Balance at beginning of the year	$16	$—
(Reversal) Provision	(1)	16
Exchange adjustment	—	—
Ending balance	$15	$16

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	July 31, 2025	July 31, 2024
Property and equipment:
Computer equipment	$23,828	$23,944
Office equipment	4,205	4,226
	28,033	28,170
Less: Accumulated depreciation (a)	(6,214)	(891)
Property and equipment, net	$21,819	$27,279

(a)	Depreciation expenses of property and equipment for the years ended July 31, 2025 and 2024 were $5,365 and $891, respectively.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 7 — DEFERRED INITIAL PUBLIC OFFERING COSTS

Deferred IPO costs consist of the following:

	July 31, 2025	July 31, 2024
Accounting fee	$140,000	$—
Legal fee	537,777	—
Underwriter’s fee	250,000	—
Printing fee	25,000	—
FINAR filing fee	650	—
Total	$953,427	$—

NOTE 8 — ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	July 31, 2025	July 31, 2024
Accrued salary	$54,128	$92,053
Accrued professional fee	558,800	—
Other payables (a)	196,966	3,130
Total	$809,894	$95,183

(a)	Other payables mainly include amount payable on behalf of a customer to a designated online marketing service vendor, the balance is non-interest bearing and payable within 1 year.

NOTE 9 — INCOME TAXES

Cayman Islands

Cansince Innovations Inc. is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the current laws of the Cayman Islands. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

HKSAR

On March 21, 2018, the HKSAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HKD2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Vnique HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws.

For year ended July 31, 2025 and 2024, Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rate regime. The applicable income tax rate for first HKD2 million (equivalent to $256,646) of assessable profits is 8.25% whereas assessable profits above HKD2 million (equivalent to $256,646) will be subject to an income tax rate of 16.5%.

The current and deferred portions of the income tax expenses included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 as follows:

	As of July 31,
	2025	2024
Current taxes	145,568	209,816
Deferred taxes	(4,878)	1,522
Income tax expenses	140,690	211,338

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 9 — INCOME TAXES (CONTINUED)

The following table provides the reconciliation of the difference between the statutory and effective tax expenses following as of July 31, 2025 and 2024:

	For the years ended July 31,
	2025	2024
Income before tax	$988,924	$1,379,303
Cayman Islands Profits Tax rate	0%	0%
Income taxes computed at Cayman Islands Profits Tax rate	—	—

Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	$163,094	$227,585
Tax effect on non-assessable income	(1,263)	(73)
Tax effect on non-deductible expenses	32	5,122
Tax effect of two-tier tax rate	(21,173)	(21,104)
Tax reduction allowed by Hong Kong government	—	(192)
Income tax expenses	$140,690	$211,338

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended July 31, 2025 and 2024:

	For the years ended July 31,
	2025	2024
Cayman Islands Profits Tax rate	0%	0%

Hong Kong Profits Tax rate	16.50%	16.50%
Tax effect on non-assessable income	(0.1)%	0%
Tax effect on non-deductible expenditure	0%	0.3%
Tax effect of two-tier tax rate	(2.2)%	(1.5)%
Tax reduction allowed by Hong Kong government	0%	0%
Effective tax rate	14.2%	$15.3%

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of July 31,
	2025	2024
Deferred tax assets:
Allowance for expected credit losses	$9,390	$5,409
Net operating loss carry forwards	—	—
Total deferred tax assets	$9,390	$5,409

Deferred tax liabilities:
Depreciation and amortization	$(3,423)	$(4,278)
Total deferred tax liabilities	$(3,423)	$(4,278)

Deferred tax assets, net	$5,967	$1,131

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 9 — INCOME TAXES (CONTINUED)

Movement of the Company’s deferred tax assets, net, during the years is as follow:

	For the Years Ended July 31,
	2025	2024
Balance at beginning of the year	$5,409	$2,659
Additions	4,037	2,752
Exchange adjustment	(56)	(2)
Ending balance	$9,390	$5,409

Movement of the Company’s deferred tax liabilities, net, during the years is as follows:

	For the Years Ended July 31,
	2025	2024
Balance at beginning of the year	$(4,278)	$—
Additions	—	(4,274)
Utilization	841	—
Exchange adjustment	14	(4)
Ending balance	$(3,423)	$(4,278)

NOTE 10 — SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was incorporated under the laws of the Cayman Islands on April 11, 2024. The original authorized number of ordinary shares was 500 million shares with par value of US$0.0001. The Company issued 10,000,000 ordinary shares at $0.0001 par value per share to the participating shareholders in connection with the reorganization of the Company.

On June 27, 2025, the Company issued 20,000,000 ordinary shares at a par value of US$0.0001 each of which 16,000,000 ordinary shares were issued to Yeelee Limited and 4,000,000 ordinary shares were issued to TernaryGate Group Limited.

Reverse Share Split

On December 9, 2025, the Company’s board of directors and shareholders approved a 1-for-2 reverse share split.  Amending the authorized share capital from US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share, to US$50,000, divided into 250,000,000 Ordinary Shares of a par value if US$0.0002 per share. As a result, the Company has 250,000,000 authorized shares, par value of US$0.0002, of which 15,000,000 and 5,000,000 were issued and outstanding as of July 31, 2025 and 2024, respectively.

The Company considered the above transactions as reverse share split part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above transactions.

The Company only has one single class of Ordinary Shares that are accounted for as permanent equity.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 11 — SEGMENT INFORMATION

The Company has two operating segments (1) Hong Kong, (2) China based on the geographical areas.

Information on reportable segments and reconciliation to consolidated net income is as follows:

	For the Years Ended July 31,
	2025	2024
Hong Kong
Gross profits	$1,895,809	$1,634,474
Operating expenses	(926,750)	(231,591)
Operating income	$969,059	1,402,883

China
Gross profits	$—	$—
Operating expenses	—	—
Operating income	$—	—

Consolidated
Gross profits	$1,895,809	$1,634,474
Operating expenses	(926,750)	(231,591)
Operating income	969,059	1,402,883
Total other income (expenses), net	19,865	(23,580)
Provision for income taxes	(140,690)	(211,338)
Net income	$848,234	$1,167,965

Total segment assets reconciled to consolidated net assets as follows:

	For the Years Ended July 31,
	2025	2024
Hong Kong	$2,985,088	$1,283,990
China	587,989	733,452
Consolidated	$3,573,077	$2,017,442

Property and equipment, net by segment is as follows:

	For the Years Ended July 31,
	2025	2024
Hong Kong	$21,819	$27,279
China	—	—
Consolidated	$21,819	$27,279

Depreciation and amortization expense, by segment, is as follows:

	For the Years Ended July 31,
	2025	2024
Hong Kong	$5,365	$891
China	—	—
Consolidated	$5,365	$891

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Commitments

As of July 31, 2025 and 2024, the Company had either significant financial nor capital commitment.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of July 31, 2025 and 2024.

NOTE 13 — RELATED PARTY BALANCES AND TRANSACTIONS

Balances with related parties:

	July 31, 2025	July 31, 2024
Amount due to a shareholder:
Mr. Yin Le	$15,685	$155,079

The amount due to a shareholder are unsecured, interest-free and repayable on demand.

Transactions with related parties

	For the Years Ended July 31,
	2025	2024
Staff cost paid to Kaishen Interactive (Beijing) Culture Communication Co., Ltd. (b)	$—	$154,702

Salaries paid to director, Mr. Yin Le (a)	$304,074	$217,929

(a)	Mr. Yin Le is CEO, director and shareholder of the Company.

(b)	Kaishen Interactive (Beijing) Culture Communication Co., Ltd. is partially owned by the spouse of Mr. Yin Le.

NOTE 14 — CONCENTRATIONS OF RISKS

(a) Customer concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenue for the years ended July 31, 2025 and 2024.

	For The Years Ended July 31,
	2025		2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$1,079,197	27.4%	$396,499	12.2%
Customer B	876,446	22.3%	1,366,643	42.0%
Customer C	629,678	16.0%	547,379	16.8%
Customer D	558,795	14.2%	112,585	3.5%
Customer E	487,133	12.4%	280,152	8.6%
Customer F	304,287	7.7%	448,198	13.8%
Total	$3,935,536	100.0%	$3,151,456	96.9%

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 14 — CONCENTRATIONS OF RISKS (CONTINUED)

(b) Receivable concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable, net as of July 31, 2025 and 2024.

	July 31, 2025		July 31, 2024
Customer	Amount	% of Total	Amount	% of Total
Customer A	$599,413	36.1%	$257,471	33.1%
Customer D	394,880	23.8%	—	—
Customer C	361,885	21.8%	49,042	6.3%
Customer E	206,884	12.5%	52,498	6.7%
Customer B	97,664	5.8%	325,518	41.8%
Customer F	—	—	49,042	6.3%
Total	$1,660,726	100.0%	$733,571	94.2%

(c) Supplier concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the years ended July 31, 2025 and 2024.

	For The Years Ended July 31,
	2025		2024
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$723,742	35.5%	$852,473	52.5%
Supplier B	492,622	24.2%	198,010	12.2%
Supplier C	420,121	20.6%	84,439	5.2%
Supplier D	28,116	1.4%	35,186	2.2%
Supplier E	—	—	21,059	1.3%
Total	$1,664,601	81.7%	$1,191,167	73.4%

NOTE 15 — RISKS

Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The balance of allowance for expected credit loss of July 31, 2025 and 2024, were $56,892 and $32,764, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

CANSINCE INNOVATIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Stated in U.S. Dollars)

NOTE 15 — RISKS (CONTINUED)

Deposits and other current assets

The Company assessed the impairment for its deposits and other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other current assets as of July 31, 2025 and 2024 is $15 and $16, respectively.

Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposure on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and has not used any derivative financial instruments to manage the interest risk exposure during the year.

Foreign currency risk

The company’s monetary assets and liabilities are mainly denominated in HKD, which are the same as the functional currencies of the relevant group entities. In the opinion of the director of the Company, the currency risk of $ is considered insignificant.

The Company currently does not have a foreign currency hedging policy to eliminate the currency exposure. However, the director monitors the related foreign exposure closely and will consider hedging significant foreign currency exposure should the need arise.

NOTE 16 — SUBSEQUENT EVENTS

Reverse Share Split

On December 9, 2025, the Company’s board of directors and shareholders approved a 1-for-2 reverse share split.  Amending the authorized share capital from US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share, to US$50,000, divided into 250,000,000 Ordinary Shares of a par value if US$0.0002 per share. As a result, the Company has 250,000,000 authorized shares, par value of US$0.0002, of which 15,000,000 and 5,000,000 were issued and outstanding as of July 31, 2025 and 2024, respectively.

The Company evaluates all events and transactions that occur from July 31, 2025 through December 17, 2025 which is the date that these consolidated financial statements are available to be issued. Other than the event disclosed above and elsewhere in these consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

PRELIMINARY PROSPECTUS

Cansince Innovations Inc.

3,000,000 Ordinary Shares

US TIGER SECURITIES, INC.

, 2026

Through and including             , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriter of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

None.

Item 8. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
5.1*	Opinion of [ ]
10.1**	Form of Content Creation Service Agreement
10.2**	Form of Influencer Engagement Service Agreement
10.3**	Form of Marketing Strategy Service Agreement
10.4**	Form of Content Creation Supplier Agreement
10.5**	Form of Influencer Engagement Supplier Agreement
14.1*	Code of Business Conduct and Ethics
21.1*	List of Subsidiaries
23.1	Consent of WWC P.C
23.2*	Consent of [ ] (included in Exhibit 5.1)
23.3**	Consent of Stevenson & Wong Co.
23.4**	Consent of LeadLeo Information Technology (Beijing) Co., Ltd.
99.1**	Consent of Jeffrey Yick to be named as director
99.2**	Consent of Tracy Chui-Kam Ng to be named as director
99.3**	Consent of Jonathan Zhang to be named as director
99.4**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

*	To be filed via amendment

**	Previously filed

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on April 7, 2026.

Cansince Innovations Inc.

By:	/s/ Yin Le
Name:	Yin Le
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on April 7, 2026.

Signature	Title

/s/ Yin Le	Chief Executive Officer and Chairman
Name: Yin Le	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Wang Hao	Director
Name: Wang Hao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on April 7, 2026.

The Crone Law Group P.C.

By:	/s/ The Crone Law Group P.C.
Name:	Mark Crone
Title:	Managing Partner